                               [COLONIAL FLAG LOGO]

                                  THE COLONIAL
                                   SIMPLIFIED
                                   401(k) PLAN


                                  PLAN DOCUMENT
                                 TRUST AGREEMENT
                               IRS OPINION LETTER

                                                                        ENCLOSED
                                                            ARE YOUR 401(k) PLAN
                                                                 LEGAL DOCUMENTS

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                                TABLE OF CONTENTS

PLAN DOCUMENT
Article No.
 1. General ..............................................................     1
 2. Definitions ..........................................................     1
 3. Eligibility and Years of Service .....................................     4
 4. Contributions ........................................................     4
 5. Allocations ..........................................................     9
 6. Limitations on Allocations ...........................................    11
 7. Trust Fund ...........................................................    13
 8. Vesting ..............................................................    14
 9. Joint and Survivor Annuity Requirements ..............................    14
10. Distribution Provisions ..............................................    17
11. Timing and Modes of Distribution .....................................    18
12. Withdrawals ..........................................................    20
13. Loans ................................................................    21
14. Insurance ............................................................    22
15. Administration .......................................................    24
16. Amendment, Termination and Merger ....................................    25
17. Miscellaneous ........................................................    25

TRUST AGREEMENT
Article No.
   I. Accounts ...........................................................    27
  II. Receipt of Contributions ...........................................    27
 III. Investment Powers of the Trustee ...................................    27
  IV. Distributions from a Participant's Account .........................    29
   V. Reports of the Trustee and the Plan Administrator ..................    29
  VI. Trustee's Fees and Expenses of the Trust ...........................    29
 VII. Duties of the Employer and the Plan Administrator ..................    29
VIII. Liability of the Trust .............................................    29
  IX. Delegation of Powers ...............................................    30
   X. Amendment ..........................................................    30
  XI. Resignation or Removal of Trustee ..................................    30
 XII. Termination of the Trust ...........................................    31
XIII. Miscellaneous ......................................................    31
IRS OPINION LETTER .......................................................    32

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                            [COLONIAL FLAG LOGO]


PLAN                                                                      401(k)
DOCUMENT

ARTICLE 1: GENERAL

1.1 Purpose. The Employer hereby establishes this Plan to provide retirement, death and disability benefits for eligible Employees and their Beneficiaries. This Plan is a standardized prototype defined contribution profit sharing plan. The provisions herein and the selections made by the Employer by execution of the profit sharing Adoption Agreement shall constitute the Plan. It is intended that the Plan and Trust qualify under sections 401 and 501 of the Internal Revenue Code of 1986, as amended, and that it comply with the provisions of the Employee Retirement Income Security Act of 1974, as amended.

1.2 Trust. The Employer has simultaneously adopted a Trust to receive, invest, and distribute funds in accordance with the Plan.

                             ARTICLE 2: DEFINITIONS

2.1 Account. The aggregate of the individual bookkeeping subaccounts established for each Participant, as provided in section 5.1.

2.2 Adoption Agreement. The written agreement or agreements of the Employer and the Trustee by which the Employer establishes this Plan and adopts the Trust Agreement forming a part hereof, as the same may be amended from time to time. The Adoption Agreement contains all the options that may be selected by the Employer. The information set forth in the Adoption Agreement executed by the Employer shall be deemed to be a part of this Plan as if set forth in full herein.

2.3 Affiliated Employers. The Employer and any corporation which is a member of a controlled group of corporations (as defined in section 414(b) of the Code) which includes the Employer, any trade or business (whether or not incorporated) which is under common control (as defined in section 414(c) of the Code) with the Employer, or any service organization (whether or not incorporated) which is a member of an affiliated service group (as defined in section 414(m) or (o) of the Code) which includes the Employer.

2.4 Beneficiary. The person or persons (natural or otherwise) designated by a Participant in accordance with section 11.6 to receive any undistributed amounts credited to the Participant's Account under the Plan at the time of the Participant's death.

2.5 Break in Service. An Eligibility Computation Period or Vesting Computation Period in which an Employee fails to complete more than five hundred (500) Hours of Service.

2.6 Code. The Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

2.7 Compensation.

(a) Compensation will mean all of each Participant's W-2 earnings.

(b) For any self-employed individual covered under the Plan, Compensation will mean Earned Income.

(c) Compensation shall include only that Compensation that is actually paid to the Participant during the Plan Year.

(d) Notwithstanding the above, if elected by the Employer in the Adoption Agreement, Compensation shall include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includable in the gross income of the Employee under sections 125, 402(e)(3), 402(h)(1)(B) or 403(b) of the Code. The effective date of this subsection shall be elected by the Employer in the Adoption Agreement.

(e) The annual Compensation of each Participant taken into account under the Plan for any year shall not exceed one hundred fifty thousand dollars ($150,000), as adjusted by the Secretary at the same time and in the same manner as under section 415(d) of the Code. In determining the Compensation of a Participant for purposes of this limitation, the rules of section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the Spouse of the Participant and any lineal descendants of the Participant who have not attained age nineteen (19) before the close of the year. If, as a result of the application of such rules, the adjusted one hundred fifty thousand dollars ($150,000) limitation is exceeded, then (except for purposes of determining the portion of Compensation up to the Integration Level to the extent this Plan provides for permitted disparity), the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this section prior to the application of this limitation. If a determination period consists of fewer than 12 months the annual compensation limit is an amount equal to the otherwise applicable annual compensation limit multiplied by a fraction, the numerator of which is the number of months in the short determination period, and the denominator of which is 12.

(f) The effective date of this subsection shall be the first Plan Year beginning on or after January 1, 1989.

2.8 Covered Compensation. Compensation after a person shall have become a Participant in the Plan.

2.9 Determination Date. With respect to any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that Plan Year.

2.10 Early Retirement Date. The first day of the month coincident with or next following the date upon which the Participant satisfies the early retirement age and service requirements in the Adoption Agreement; provided, however, such requirements may not be less than age fifty-five (55), nor more than fifteen
(15) Years of Service.

2.11 Earned Income. The net earnings from self employment in the trade or business with respect to which the Plan is established, for which personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions to a qualified plan to the extent deductible under section 404 of the Code. Net earnings shall be determined with regard to the deduction allowed to the Employer by section 164(f) of the Code for taxable years beginning after December 31, 1989.

2.12 Effective Date. The first day of the first Plan Year for which the Plan is effective as specified in the Adoption Agreement.

2.13 Elective Deferral. Any Employer contributions made to the Plan at the election of the Participant, in lieu of cash Compensation, and shall include contributions made pursuant to a salary reduction agreement or other deferral mechanism. With respect to any taxable year, a Participant's Elective Deferral is the sum of all such employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement as described in section 401(k) of the Code, any simplified employee pension cash or deferred arrangement as described in section 402(h)(1)(B), any eligible deferred compensation plan under section 457, any plan as described under section 501(c)(18), and any employer contributions made on behalf of a Participant for the purchase of an annuity contract under section 403(b) pursuant to a salary reduction agreement. Elective Deferrals shall not include any deferral properly distributed as excess annual additions.

                                       1                         PLAN DOCUMENT

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2.14 Eligibility Computation Period. For purposes of determining Years of
Service and Breaks in Service for eligibility to participate, the Eligibility Computation Period shall be the twelve (12) consecutive month period beginning with the day the Employee first performs an Hour of Service for the Employer (employment commencement date) or any anniversary thereof.

2.15 Employee. Any person, including a Self-Employed Individual, who is employed by the Employer maintaining the Plan or any other employer required to be aggregated with such Employer under sections 414(b), (c), (m) or (o) of the Code. The term "Employee" shall also include any Leased Employee deemed to be an Employee of any Employer described above as provided in sections 414(n) or (o) of the Code.

2.16 Employee Contributions. Any contribution made to the Plan by or on behalf of a Participant that is included in the Participant's gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated.

2.17 Employer. The corporation, proprietorship, partnership or other organization that adopts the Plan by execution of an Adoption Agreement.

2.18 Employer Contributions. The contribution of the Employer to the Plan and Trust as set forth in section 4.1 and the Adoption Agreement.

2.19 Entry Dates. The Effective Date shall be the first Entry Date. Thereafter, the Entry Dates shall be the first day of each Plan Year and the first day of the seventh month of each Plan Year.

2.20 ERISA. The Employee Retirement Income Security Act of 1974, as amended.

2.21 Excess Elective Deferral. Those Elective Deferral that are includable in a Participant's gross income under section 402(g) of the Code to the extent such Participant's Elective Deferral for a taxable year exceed the dollar limitation under such Code section. Excess Elective Deferral shall be treated as Annual Additions under the Plan unless such amounts are distributed no later than the first April 15 following the close of the Participant's taxable year.

2.22 Highly-Compensated Employee.

(a) The term "Highly-Compensated Employee" shall include highly-compensated active Employees and highly-compensated former Employees.

(b) A highly-compensated active Employee includes any Employee who performs service for the Employer during the determination year and who, during the look-back year:

(i) received Compensation from the Employer in excess of seventy-five thousand dollars ($75,000) (as adjusted pursuant to section 415(d) of the Code);

(ii) received Compensation from the Employer in excess of fifty thousand dollars ($50,000) (as adjusted pursuant to section 415(d) of the Code) and was a member of the top-paid group for such year; or

(iii) was an officer of the Employer and received Compensation during such year that is greater than fifty percent (50%) of the dollar limitation in effect under section 415(b)(1)(A) of the Code.

(c) The term "Highly-Compensated Employee" also includes:

(i) Employees who are both described in the preceding subsection if the term "determination year" is substituted for the term "look-back year" and the Employee is one of the one hundred (100) Employees who received the most Compensation from the Employer during the determination year; and

(ii) Employees who are five percent (5%) owners at any time during the look-back year or determination year.

(d) (i) If no officer has satisfied the Compensation requirement of subsection
(b)(iii) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly-Compensated Employee.

(ii) For this purpose, the determination year shall be the Plan Year. The look-back year shall be the twelve (12) month period immediately preceding the determination year.

(e) A highly-compensated former Employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year, and was a highly-compensated active Employee for either the separation year or any determination year ending on or after the Employee's fifty-fifth (55th) birthday.

(f) If an Employee is, during a determination year or look-back year, a family member of either a five percent (5%) owner who is an active or former Employee or a Highly-Compensated Employee who is one of the ten (10) most Highly-Compensated Employees ranked on the basis of Compensation paid by the Employer during such year, then the family member and five percent (5%) owner or top ten (10) Highly-Compensated Employees shall be aggregated. In such case, the family member and five percent (5%) owner or top ten (10) Highly-Compensated Employees shall be treated as a single Employee receiving Compensation and Plan contributions or benefits equal to the sum of such Compensation and contributions or benefits of the family member and five percent (5%) owner or top ten (10) Highly Compensated Employees. For purposes of this section, family member includes the Spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.

(g) The determination of who is a Highly-Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top one hundred (100) Employees, the number of Employees treated as officers and the Compensation that is considered, will be made in accordance with section 414(q) of the Code and the regulations thereunder.

2.23 Hour of Service.
(a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours shall be credited to the Employee only for the computation period or periods in which the duties are performed; and

(b) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence. No more than five hundred one (501) Hours of Service shall be credited under this paragraph to an Employee on account of any single, continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period). Hours under this paragraph will be calculated and credited pursuant to section 2530.200b-2 of the Department of Labor regulations which are incorporated herein by this reference.

(c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement, or payment is made.

(d) Solely for purposes of determining whether an Employee has a Break in Service, Hours of Service shall also include an uncompensated authorized leave of absence not in excess of two (2) years, or military leave while the Employee's reemployment rights are protected by law or such additional or other periods as granted by the Employer as military leave (credited on the basis of forty (40) Hours of Service per each week or eight (8) Hours of Service per working


401(k)                                 2

day), provided the Employee returns to employment at the end of his leave of absence or within ninety (90) days of the end of his military leave, whichever is applicable.

(e) Hours of Service will be credited for employment with other members of an affiliated service group (under section 414(m)), a controlled group of corporations (under section 414(b)), or a group of trades or businesses under common control (under section 414(c)) of which the adopting Employer is a member, and any other entity required to be aggregated with the Employer pursuant to section 414(o) of the Code and the regulations thereunder. Hours of Service will also be credited for any individual considered an Employee for purposes of this Plan under section 414(n) or section 414(o) of the Code and the regulations thereunder.

(f) Solely for purposes of determining whether an Employee has a Break in Service, Hours of Service shall also include absence from work for maternity or paternity reasons, if the absence begins on or after the first day of the first Plan Year beginning after 1984. During this absence, the Employee shall be credited with the Hours of Service which would have been credited but for the absence, or, if such hours cannot be determined, with eight (8) hours per day. An absence from work for maternity or paternity reasons means an absence:

(i) by reason of the pregnancy of an Employee;

(ii) by reason of the birth of a child of the Employee;

(iii) by reason of the placement of a child with the Employee in connection with adoption; or

(iv) for purposes of caring for such a child for a period immediately following such birth or placement.

These Hours of Service shall be credited in the computation period following the computation period in which the absence begins, except as necessary to prevent a Break in Service in the computation period in which the absence begins. However, no more than five hundred one (501) Hours of Service will be credited for purposes of any such maternity or paternity absence from work.

(g) The Employer may elect to compute Hours of Service by the use of one of the service equivalences in the Adoption Agreement. Only one method may be selected. If selected, the service equivalency must be applied to all Employees covered under the Plan.

(h) If the Employer amends the method of crediting service from the elapsed time method described in section 1.401(a)-7 of the Treasury regulations to the Hours of Service computation method by the adoption of this Plan, or an Employee transfers from a plan under which service is determined on the basis of elapsed time, the following rules shall apply for purposes of determining the Employee's service under this Plan up to the time of amendment or transfer:

(i) the Employee shall receive credit, as of the date of amendment or transfer, for a number of Years of Service equal to the number of one (1) year periods of service credited to the Employee as of the date of the amendment or transfer; and

(ii) the Employee shall receive credit in the applicable computation period which includes the date of amendment or transfer, for a number of Hours of Service determined by applying the weekly service equivalency specified in paragraph (g) to any fractional part of a year credited to the Employee under this paragraph (h) as of the date of amendment or transfer. The use of the weekly service equivalency shall apply to all Employees who formerly were credited with service under the elapsed time method.

2.24 Integration Level. The Taxable Wage Base or such lesser amount elected by the Employer in the Adoption Agreement.

2.25 Key Employee.

(a) Any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the determination period was an officer of the Employer if such individual's annual Compensation exceeds fifty percent (50%) of the dollar limitation under section 415(b)(1)(A) of the Code; an owner (or considered an owner under section 318 of the Code) of one of the ten (10) largest interests in the Employer if such individual's Compensation exceeds one hundred percent (100%) of the dollar limitation under section 415(c)(l)(A) of the Code; a five percent (5%) owner of the Employer; or a one percent (1%) owner of the Employer who has annual Compensation of more than one hundred fifty thousand dollars ($150,000).

(b) For purposes of this section, annual Compensation means compensation as defined in section 415(c)(3) of the Code, but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income under sections 125, 402(e)(3), 402(h)(1)(B) or 403(b) of the Code.

(c) For purposes of this section, determination period is the Plan Year containing the Determination Date and the four (4) preceding Plan Years.

2.26 Leased Employee.

(a) Any person (other than an Employee of any of the Affiliated Employers) who, pursuant to an agreement between any of the Affiliated Employers and any other person ("leasing organization"), has performed service for any of the Affiliated Employers (or for any of the Affiliated Employers and related persons determined in accordance with section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one (1) year and such services are of a type historically performed by employees in the Affiliated Employer's business field. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the Affiliated Employer shall be treated as provided by the Affiliated Employer.

(b) A Leased Employee shall not be considered an Employee of an Affiliated Employer if:

(i) such employee is covered by a money purchase pension plan providing:

(1) a nonintegrated employer contribution rate of at least ten percent (10%) of compensation (as defined in section 415(c)(3) of the Code), but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under sections 125, 402(e)(3), 402(h)(1)(B) or 403(b) of the Code;

(2) immediate participation; and

(3) full and immediate vesting; and

(ii) Leased Employees do not constitute more than twenty percent (20%) of the Affiliated Employer's non-Highly-Compensated workforce.

(c) The determination of whether a person is a Leased Employee will be made pursuant to section 414(n) of the Code.

2.27 Matching Contributions. A contribution by the Employer made to this or any other defined contribution plan on behalf of a Participant on account of an Employee Contribution made by such Participant, or on account of a Participant's Elective Deferral, under a plan maintained by the Employer.

2.28 Maximum Profit Sharing Disparity Rate.  The lesser of:

(a) two and seven-tenths percent (2.7%);

(b) the applicable percentage determined in accordance with the table below:

                          If the Integration Level is:

More             But Not          The Applicable
Than             More Than        Percentage Is:
------------------------------------------------
$0               X                2.7%
X* of TWB        80% of TWB       1.3%
80% of TWB       Y**              2.4%

*X = the greater of $10,000 or 20% of the Taxable Wage Base.

**Y = any amount more than 80% of the Taxable Wage Base but less than 100% of the Taxable Wage Base.

If the Integration Level used is equal to the Taxable Wage Base, the applicable percentage is two and seven-tenths percent (2.7%).


                                       3                           Plan Document

2.29 Non-Key Employee. Any Employee or former Employee who is not a Key Employee. In addition, any Beneficiary of a Non-Key Employee shall be treated as a Non-Key Employee.

2.30 Normal Retirement Age. Unless otherwise specified in the Adoption Agreement, Normal Retirement Age shall be age sixty-five (65). If the Employer enforces a mandatory retirement age, the Normal Retirement Age is the lesser of that mandatory age or the age specified in the Adoption Agreement.

2.31 Owner-Employee. An individual who is a sole proprietor, or who is a partner owning more than ten percent (10%) of either the capital or profits interest of a partnership.

2.32 Participant. A person who has met the eligibility requirements of section
3.1 and whose Account hereunder has been neither completely forfeited nor completely distributed.

2.33 Plan. The prototype defined contribution profit sharing plan provided under this basic plan document.

2.34 Plan Administrator. The person, persons, or entity appointed by the Employer pursuant to ARTICLE 15 to manage and administer the Plan.

2.35 Plan Year. Unless otherwise specified in the Adoption Agreement, the Plan Year shall be the twelve (12) month period ending with the last day of December each year.

2.36 Qualified Matching Contributions. Matching Contributions that are subject to the distribution and nonforfeitability requirements under section 401(k) of the Code when made.

2.37 Qualified Nonelective Contributions. Contributions (other than Matching Contributions or Qualified Matching Contributions) made by the Employer and allocated to Participants' accounts that the Participants may not elect to receive in cash until distributed from the Plan; that are nonforfeitable when made; that are distributable only in accordance with distribution provisions that are applicable to Elective Deferral and Qualified Matching Contributions and that are made by the Employer pursuant to section 4.7(c).

2.38 Self-Employed Individual. An individual who has Earned Income for the taxable year from the trade or business for which the Plan is established, or an individual who would have had Earned Income for the taxable year but for the fact that the trade or business had no net profits for the taxable year.

2.39 Shares. Shares of stock in any regulated investment company registered under the Investment Company Act of 1940 that are made available for investment purposes as an investment option under this Plan.

2.40 Sponsor. The sponsor designated in the Adoption Agreement that has made this Plan available to the Employer.

2.41 Taxable Wage Base. The contribution and benefit base under section 230 of the Social Security Act at the beginning of the Plan Year.

2.42 Total and Permanent Disability. The inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment, which condition, in the opinion of a physician chosen by the Plan Administrator, can be expected to last for a continuous period of not less than twelve (12) months.

2.43 Trust. The fund maintained by the Trustee for the investment of Plan assets in accordance with the terms and conditions of the Trust Agreement.

2.44 Trust Agreement. The agreement between the Employer and the Trustee under which the assets of the Plan are held, administered, and managed. The provisions of the Trust Agreement shall be considered an integral part of this Plan as if set forth fully herein.

2.45 Trustee. The individual or corporate Trustee or Trustees under the Trust Agreement as they may be constituted from time to time.

2.46 Valuation Date. The last day of each Plan Year and such other dates as may be determined by the Plan Administrator, as provided in section 5.6 for valuing the Trust assets.

2.47 Vesting Computation Period. The Plan Year.

2.48 Year of Service. An Eligibility Computation Period, Vesting Computation Period, or Plan Year, whichever is applicable, during which an Employee has completed at least one thousand (1,000) Hours of Service (whether or not continuous). The Employer may, in the Adoption Agreement, specify a fewer number of hours and may exclude Eligibility Computation Periods, Vesting Computation Periods and Plan Years before the Plan or a predecessor plan was adopted.

                   ARTICLE 3: ELIGIBILITY AND YEARS OF SERVICE

3.1 Eligibility Requirements.

(a) Each Employee of the Affiliated Employers shall become a Participant in the Plan as of the first Entry Date after the date on which the Employee has satisfied the minimum age and service requirements specified in the Adoption Agreement.

(b) The Employer may elect in the Adoption Agreement to exclude from participation:

(i) Employees included in a unit of employees covered by a collective bargaining agreement between the Employer and employee representatives, if retirement benefits were the subject of good faith bargaining and if two percent or less of the employees who are covered pursuant to that agreement are professionals as defined in section 1.410(b)-9 of the regulations. For this purpose, the term "employee representatives" does not include any organization more than half of whose members are Employees who are owners, officers, or executives of the Employer; and Employees who are nonresident aliens (within the meaning of section 7701(b)(1)(B) of the Code) and who receive no earned income (within the meaning of section 911(d)(2) of the Code) from the Employer which constitutes income from sources within the United States (within the meaning of section 861(a)(3) of the Code .)

3.2 Participation and Service Upon Reemployment. Upon the reemployment of any Employee, the following rules shall determine his eligibility to participate in the Plan and his credit for prior service.

(a) Participation. If the reemployed Employee was a Participant in the Plan during his prior period of employment, he shall be eligible upon reemployment to resume participation in the Plan. If the reemployed Employee was not a Participant in the Plan, he shall be considered a new Employee and required to meet the requirements of section 3.1 in order to be eligible to participate in the Plan, subject to the reinstatement of credit for prior service under paragraph (b) below.

(b) Credit for Prior Service. In the case of any Employee who is reemployed before or after incurring a Break in Service, any Hour of Service and Year of Service credited to the Employee at the end of his prior period of employment shall be reinstated as of the date of his reemployment.

3.3 Predecessor Employers. If specified in the Adoption Agreement, Years of Service with a predecessor employer will be treated as service for the Employer for eligibility purposes; provided, however, if the Employer maintains the plan of a predecessor employer, Years of Service with such employer will be treated as service with the Employer without regard to any election.

                            ARTICLE 4: CONTRIBUTIONS

4.1 Employer Contributions.

(a) Discretionary Contributions. For each Plan Year, the Employer shall contribute to the Trust an amount as may be determined by the


401(k)                                  4

Employer in accordance with the formula set forth in the Adoption Agreement.

(b) Matching Contributions. For each Plan Year, the Employer shall contribute to the Trust an amount as may be determined by the Employer in accordance with the matching contribution formula specified in the Adoption Agreement.

(c) Eligible Participants. Subject to the Minimum Allocation rules of section
5.2 and the exclusions specified in this section, each Participant shall be eligible to share in the Employer Contribution. An Employer may elect in the Adoption Agreement that Participants who terminate employment during the Plan Year with not more than five hundred (500) Hours of Service and who are not Employees as of the last day of the Plan Year (other than Participants who die, retire or become totally and Permanently Disabled during the Plan Year) shall not be eligible to share in the Employer Contribution. An Employer may further elect in the Adoption Agreement to allocate a contribution on behalf of a Participant who completes fewer than five hundred (500) Hours of Service and is otherwise ineligible to share in the Employer Contribution. If the Employer fails to specify in the Adoption Agreement the number of Hours of Service required to share in the Employer Contribution, the number shall be five hundred
(500) Hours of Service.

(d) Contribution Limitation. In no event shall any Employer Contribution (plus any Elective Deferral) exceed the maximum amount deductible from the Employer's income under section 404 of the Code, or the maximum limitations under section 415 of the Code provided in ARTICLE 6.

4.2 Payment. All Employer Contributions to the Trust for any Plan Year shall be made either in one lump-sum or in installments in U.S. currency, by check or in Shares within the time prescribed by law, including extensions granted by the Internal Revenue Service, for filing the Employer's federal income tax return for the taxable year with or within which such Plan Year ends.

4.3 Employee Contributions.
(a) If the Adoption Agreement so provides and the Employer elects, a Participant may make voluntary nondeductible contributions ("Employee Contributions") to the Trust in each Plan Year, in accordance with rules that the Plan Administrator may establish from time to time. Employee Contributions are fully vested and nonforfeitable.

(b) (i) The Employee Contributions of a Participant shall be limited in accordance with the provisions of this section, section 4.7, and any other applicable provisions of the Plan. The Plan Administrator may refuse to accept any or all prospective Employee Contributions to be contributed by a Participant.

(ii) Employee Contributions shall not be permitted to the extent they would cause the Annual Additions to exceed the limits specified in ARTICLE 6.

(c) Employee Contributions shall be collected by the Employer by payroll deduction or direct contribution, in accordance with rules that the Plan Administrator may establish from time to time. Participants may change the amounts designated to be deducted from payroll at any time and such changes will become effective on the next payroll period following by at least thirty (30) days the submission of such change of designation, unless a shorter period is agreed to by the Plan Administrator. Employee Contributions shall be paid to the Trust within thirty (30) days after receipt by the Employer.

4.4 Elective Deferral.

(a) (i) If the Adoption Agreement so provides and the Employer elects, a Participant may make Elective Deferral to the Trust in amounts not to exceed the limitations specified in the Adoption Agreement.

(ii) A Participant's Elective Deferral shall be made by direct reduction of Compensation, with such reduction to be accomplished through regular payroll reduction, bonus reduction or in any other method approved by the Plan Administrator.

(b) (i) The Elective Deferral of a Participant shall be limited in accordance with the provisions of this section, section 4.7 and any other applicable provisions of the Plan. The Plan Administrator may refuse to accept any or all prospective Elective Deferral to be contributed by a Participant if such prospective Elective Deferral may cause violations of the limits set forth under section 4.7.

(ii) No Participant shall be permitted to have Elective Deferral made under this Plan, or any other qualified plan maintained by the Employer, during any taxable year, in excess of the dollar limitation contained in section 402(g) of the Code in effect at the beginning of such taxable year.

(iii) Elective Deferral shall not be permitted to the extent Elective Deferral would cause the Annual Additions to exceed the limits specified in ARTICLE 6.

(c) (i) Participants may elect to commence Elective Deferral at least once each calendar year during a period established by the Plan Administrator. Such election may not be made retroactively and the election must remain in effect until modified or terminated in accordance with subsection (c) (ii).

(ii) Elective Deferral shall be collected by the Employer by a reduction in Compensation or Earned Income in accordance with rules that the Plan Administrator may establish from time to time. Participants may terminate the election or change the amounts designated to be deducted at any time and such changes will become effective on the next payroll period following by at least ten (10) days the submission of such change of designation, unless a shorter period is agreed to by the Administrator.

(d) An Employee's eligibility to make Elective Deferral under this Plan may not be conditioned upon the completion of more than one (1) Year of Service or the attainment of more than age twenty-one (21). No contributions or benefits (other than Matching Contributions or Qualified Matching Contributions) may be conditioned upon an Employee's Elective Deferral. Under no circumstances may a salary reduction agreement or other deferral mechanism be adopted retroactively.

4.5 Rollovers.

(a) Subject to the approval of the Plan Administrator, a Participant who has participated in any other qualified plan described in section 401(a) of the Code or in a qualified annuity plan described in section 403(a) of the Code shall be permitted to make a rollover contribution in the form of cash to the Trustee of an amount received by the Participant that is attributable to participation in such other plan (reduced by any nondeductible voluntary contributions he made to the plan), provided that the rollover contribution complies with all requirements of section 402(c), section 403(a)(4) or section 408(d)(3)(A)(ii) of the Code, whichever is applicable.

(b) Before approving such a Participant rollover, the Plan Administrator may request from the Participant or the Employer any documents that the Plan Administrator, in its discretion, deems necessary for such rollover.

(c) Any rollover contribution to the Trust shall be credited to the Participant's rollover subaccount established under section 5.1 and separately accounted for.

4.6 Direct Transfers.

(a) The Plan shall accept a transfer of assets directly from another plan qualified under sections 401(a) or 403(a) of the Code only if the Plan Administrator, in its sole discretion, agrees to accept such a transfer. In determining whether to accept such a transfer the Plan Administrator shall consider the administrative inconvenience engendered by such a transfer and any risks to the continued qualification of the Plan under section 401(a) of the Code. Acceptance of any

                                                                  PLAN DOCUMENT
such transfer shall not preclude the Plan Administrator from refusing any subsequent such transfers.

(b) Any transfer of assets accepted under this section shall be credited to the Participant's direct transfer subaccount and shall be separately accounted for at all times and shall remain subject to the provisions of the transferor plan (as it existed at the time of such transfer) to the extent required by section 411(d)(6) of the Code (including, but not limited to, any rights to Qualified Joint and Survivor Annuities and qualified preretirement survivor annuities) as if such provisions were part of the Plan. In all other respects, however, such transferred assets will be subject to the provisions of the Plan.

(c) Assets accepted under this section shall be fully vested and nonforfeitable.

(d) Before approving such a direct transfer, the Plan Administrator may request from the Participant or the Employer (or the prior employer) any documents the Plan Administrator, in its discretion, deems necessary for such direct transfer.

4.7 Limits for Highly-Compensated.

(a) Matching Contributions, Elective Deferral, Qualified Nonelective Contributions and Employee Contributions allocable to the Accounts of Highly-Compensated Employees shall not in any Plan Year exceed the limits specified in this section. The Plan Administrator may make the adjustments authorized in this section to ensure that the limits of subsection (b) (or any other applicable limits) are not exceeded, regardless of whether such adjustments affect some Participants more than others. This section shall be administered and interpreted in accordance with sections 401(k) and 401(m) of the Code. The Actual Deferral Percentage for any Participant who is a Highly-Compensated Employee for the Plan Year and who is eligible to have Elective Deferral (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferral for purposes of the Actual Deferral Percentage test) allocated to his or her accounts under two (2) or more arrangements described in section 401(k) of the Code, that are maintained by the Employer, shall be determined as if such Elective Deferral (and, if applicable, such Qualified Nonelective Contributions or Qualified Matching Contributions, or both) were made under a single arrangement. If a Participant who is a Highly-Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate, if mandatorily disaggregated under regulations under section 401(k) of the Code.

(b) (i) The Actual Deferral Percentage of the Participants who are Highly-Compensated Employees shall not exceed, in any Plan Year, the greater of:

(1) one hundred twenty-five percent (125%) of the Actual Deferral Percentage for all other Eligible Participants; or

(2) the lesser of two hundred percent (200%) of the Actual Deferral Percentage for all other Eligible Participants or such percentage plus two (2) percentage points.

(ii) The Average Contribution Percentage of the Participants who are Highly-Compensated Employees shall not exceed, in any Plan Year, the greater of:

(1) one hundred twenty-five percent (125%) of the Average Contribution Percentage for all other Eligible Participants; or

(2) the lesser of two hundred percent (200%) of the Average Contribution Percentage for all other Eligible Participants or such percentage plus two (2) percentage points.

(c) For purposes of determining the Actual Deferral Percentage test, Qualified Nonelective Contributions and Qualified Matching Contributions must be made before the last day of the twelve (12) month period immediately following the Plan Year to which contributions relate.

(d) The Employer shall maintain records sufficient to demonstrate satisfaction of the Actual Deferral Percentage test and the amount of Qualified Nonelective Contributions or Qualified Matching Contributions, or both, used in such test.

(e) The following terms shall have the meanings specified herein for purposes of this section:

(i) Actual Deferral Percentage. The average, for a specified group of Participants for a Plan Year, of the ratios (calculated separately for each Participant in such group) of (1) the amount of employer contributions actually paid over to the Trust on behalf of such Participant for the Plan Year to (2) the Participant's Compensation for such Plan Year (whether or not the Employee was a Participant for the entire Plan Year). For this purpose, Employer contributions on behalf of any Participant shall include (1) any Employer contributions made pursuant to the Participant's Elective Deferral, including Excess Elective Deferral, but excluding Elective Deferral that are taken into account in the Average Contribution Percentage test (provided the Actual Deferral Percentage test is satisfied both with and without exclusion of these Elective Deferral), and (2) under such rules as the Secretary of the Treasury may prescribe, Qualified Nonelective Contributions and Qualified Matching Contributions. For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make Elective Deferral shall be treated as a Participant on whose behalf no Elective Deferral are made.

(ii) Aggregate Limit. The sum of (1) one hundred twenty-five percent (125%) of the greater of the Actual Deferral Percentage of the non-Highly-Compensated Employees for the Plan Year or the Average Contribution Percentage of Non-Highly-Compensated Employees under the Plan subject to Code section 401(m) for the Plan Year beginning with or within the Plan Year of the cash or deferred arrangement and (2) the lesser of two hundred percent (200%) or two (2) plus the lesser of such Actual Deferral Percentage or Average Contribution Percentage. "Lesser" is substituted for "greater" in "(i)", above, and "greater" is substituted for "lesser" after "two plus the" in "(ii)" if it would result in a larger Aggregate Limit.

(iii) Average Contribution Percentage. The average of the Contribution Percentages of the Eligible Participants in a group.

(iv) Compensation. All compensation required to be counted or excluded under section 414(s) of the Code.

(v) Contribution Percentage. The ratio (expressed as a percentage) of the Participant's Contribution Percentage Amounts to the Participant's Compensation for the Plan Year (whether or not the Employee was a Participant for the entire Plan Year).

(vi) Contribution Percentage Amounts. The sum of the Employee Contributions, Matching Contributions, and Qualified Matching Contributions (to the extent not taken into account for purposes of the Actual Deferral Percentage test) made under the Plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall include forfeitures of Excess Aggregate Contributions or Matching Contributions allocated to the Participant's Account which shall not be taken into account in the year in which such forfeiture is allocated. The Employer may include Qualified Nonelective Contributions in the Contribution Percentage Amounts. The Employer may also elect to use Elective Deferral in the Contribution Percentage Amounts so long as the Actual Deferral Percentage test is met before the Elective Deferral are used in the Average Contribution Percentage test and continues to be met following the exclusion of those Elective Deferral that are used to meet the Average Contribution Percentage test.

(vii) Eligible Participant. Any Employee who is eligible to make an Employee Contribution, or an Elective Deferral (if the Employer takes such contributions into account in the calculation of the


401(k)                                  6

Contribution Percentage), or to receive a Matching Contribution (including forfeitures) or a Qualified Matching Contribution. If an Employee Contribution is required as a condition of participation in the Plan, any Employee who would be a Participant in the Plan if such Employee made such a contribution shall be treated as an Eligible Participant on behalf of whom no Employee Contributions are made.

(viii) Participant. Any Employee who is eligible to participate in the Plan under ARTICLE 3.

(f) In the event that this Plan satisfies the requirements of sections 401(k), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this section shall be applied by determining the Actual Deferral Percentage of Employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy section 401(k) of the Code only if they have the same Plan Year.

(g) (i) For purposes of this section, the Contribution Percentage for any Participant who is a Highly-Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his or her Account under two (2) or more plans described in section 401(a) of the Code, or arrangements described in section 401(k) of the Code that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly-Compensated Employee participates in two (2) or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Not withstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under section 401(m) of the Code.

(ii) For purposes of determining the Contribution Percentage of a Participant who is a five percent (5%) owner or one of the ten (10) most highly-paid Highly-Compensated Employees, the Contribution Percentage Amounts and Compensation of such Participant shall include the Contribution Percentage Amounts and Compensation for the Plan Year of family members (as defined in section 414(q)(6) of the Code). Family members, with respect to Highly-Compensated Employees, shall be disregarded as separate Employees in determining the Contribution Percentage both for Participants who are non-Highly-Compensated Employees and for Participants who are Highly-Compensated Employees.

(iii) For purposes of determining the Contribution Percentage test, Employee Contributions are considered to have been made in the Plan Year in which contributed to the Trust. Matching Contributions and Qualified Nonelective Contributions will be considered made for a Plan Year if made no later than the end of the twelve (12) month period beginning on the day after the close of the Plan Year.

(iv) The Employer shall maintain records sufficient to demonstrate satisfaction of the Average Contribution Percentage test and the amount of Qualified Nonelective Contributions or Qualified Matching Contributions or both, used in such test.

(v) The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

(h) If one or more Highly-Compensated Employees participate in both a cash or deferred arrangement and a plan maintained by the Employer that is subject to the Average Contribution Percentage test and the sum of the Actual Deferral Percentage and the Average Contribution Percentage of those Highly-Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the Average Contribution Percentage of those Highly-Compensated Employees who also participate in a cash or deferred arrangement will be reduced (beginning with such Highly-Compensated Employee whose Average Contribution Percentage is the highest) so that the limit is not exceeded. The amount by which each Highly-Compensated Employee's Average Contribution Percentage amount is reduced shall be treated as an Excess Aggregate Contribution. The Actual Deferral Percentage of the Highly-Compensated Employees is determined after any corrections required to meet the Actual Deferral Percentage and the Average Contribution Percentage tests. Multiple use does not occur if both the Actual Deferral Percentage and the Average Contribution Percentage of the Highly-Compensated Employees does not exceed 1.25 multiplied by the Actual Deferral Percentage and the Average Contribution Percentage of the non-Highly-Compensated Employees.

(i) The determination and treatment of the Actual Deferral Percentage amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

4.8 Excess Contributions.

(a) Excess Contributions shall be corrected as provided in this section. The Plan Administrator may also prevent anticipated Excess Contributions as provided in this section. The Plan Administrator may use any method of correction or prevention provided in this section or any combination thereof, as it determines in its sole discretion. This section shall be administered and interpreted in accordance with sections 401(k) and 401(m) of the Code.

(b) The Plan Administrator may refuse to accept any or all prospective Elective Deferral or Employee Contributions to be contributed by a Participant.

(c) (i) The Employer may, in its sole discretion, elect to contribute a Qualified Nonelective Contribution in an amount necessary to satisfy any or all of the requirements of section 4.6.

(ii) Qualified Nonelective Contributions for a Plan Year shall be allocated to the Accounts of Participants who are not Highly-Compensated Employees in the ratio in which each such Participant's Compensation for such Plan Year bears to the total Compensation of all such Participants for such Plan Year.

(iii) Qualified Nonelective Contributions for a Plan Year shall be contributed to the Trust within twelve (12) months after the close of such Plan Year.

(iv) Qualified Nonelective Contributions may, at the Employer's election, be included in the Contribution Percentage Amounts.

(d) (i) Notwithstanding any other provision of this Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose Accounts such Excess Contributions were allocated for the preceding Plan year. Such distributions shall be made to Highly-Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each of such Employees.

(ii) Excess Contributions of Participants who are subject to the family member aggregation rules shall be allocated among the family members in proportion to the Elective Deferrals (and amounts treated as Elective Deferrals) of each family member that is combined to determine the combined Average Deferral Percentage. If such Excess Contributions are distributed more than two and one-half (2 1/2) months after the last day of the Plan Year in which such Excess Amounts arose, a ten percent (10%) excise tax will be imposed on the Employer maintaining the Plan with respect to those amounts. Excess Contributions, including amounts recharacterized, shall be treated as Annual Additions under the Plan.

(e) (i) A Participant may recharacterize any or all Excess Contributions for a Plan Year as Employee Contributions in accordance with the provisions of this subsection. Any Excess Contributions that are so recharacterized shall be treated as if the Participant had elected to instead receive cash Compensation on the earliest date that any Elective Deferral made on behalf of the Participant during the Plan Year would have been received had the Participant originally elected to receive such amount in cash and then contributed such amount as an Employee Contribution. Excess


                                        7                          PLAN DOCUMENT

Contributions may not be recharacterized to the extent such recharacterization would cause the Employee Contributions to exceed any Plan limitations on Employee Contributions. To the extent required by the Internal Revenue Service, however, such recharacterized Excess Contributions shall continue to be treated as if such amounts were not recharacterized.

(ii) The Plan Administrator shall report any recharacterized Excess Contributions as Employee Contributions to the Internal Revenue Service and to the affected Participants at such times and in accordance with such procedures as are required by the Internal Revenue Service. The Plan Administrator shall take such other actions regarding the amounts so recharacterized as may be required by the Internal Revenue Service.

(iii) Excess Contributions may not be recharacterized under this subsection more than two and one-half (2 1/2) months after the close of the Plan Year to which the recharacterization relates. Recharacterization is deemed to occur when the Participant is so notified (as required by the Internal Revenue Service).

(f) (i) The Plan Administrator may distribute any or all Excess Contributions for a Plan Year in accordance with the provisions of this subsection. Such distribution may only occur after the close of such Plan Year and within twelve
(12) months of the close of such Plan Year. In the event of the termination of the Plan, such distribution shall be made within twelve (12) months after such termination. Such distribution shall include the income (or loss) allocable to the amounts so distributed, as determined under this subsection. The Plan Administrator may make any special allocations of earnings or losses necessary to carry out the provisions of this subsection. A distribution of an Excess Contribution under this subsection may be made without regard to any notice or consent otherwise required pursuant to sections 411(a)(11) and 417 of the Code. If such excess amounts are distributed more than two and one-half (2 1/2) months after the last day of the Plan Year in which such excess amounts arose, a ten
(10) percent excise tax will be imposed on the Employer maintaining the Plan with respect to such amount.

(ii) Excess Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Contributions is the sum of:

(1) income or loss allocable to the Participant's Elective Deferral subaccount (and, if applicable, the Qualified Nonelective Contribution subaccount or the Qualified Matching Contributions subaccount or both) for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Contributions for the year and the denominator is the Participant's Account balance attributable to Elective Deferrals (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if any of such contributions are included in the Actual Deferral Percentage test) without regard to any income or loss occurring during such Plan Year; and

(2) ten percent (10%) of the amount determined under (1) above multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the fifteenth (15th) of such month.

(iii) Amounts distributed under this subsection (or other provisions of this section) shall first be treated as distributions from the Participant's subaccounts in the following order:

(1) From the Participant's Elective Deferral subaccount and Matching Contribution subaccount (if applicable) in proportion to the Participant's Elective Deferral and Qualified Matching Contributions (to the extent used in the Actual Deferral Percentage test) for the Plan Year; and

(2) from the Participant's Qualified Nonelective Contribution subaccount to the extent that such Excess Contributions exceed the balance in the Participant's Elective Deferral subaccount and Matching Contribution subaccount.

(g) (i) The term "Excess Contribution" shall mean, with respect to a Plan Year, the excess of the Elective Deferral (including any Qualified Nonelective Contributions and Matching Contributions that are treated as Elective Deferral under sections 401(k)(2) and 401(k)(3) of the Code) on behalf of eligible Highly-Compensated Employees for the Plan Year over the maximum amount of such contributions permitted under sections 401(k)(2) and 401(k)(3) of the Code.

(ii) The amount of Excess Contributions for a Highly-Compensated Employee for a Plan year is to be determined by the following leveling method under which the Actual Deferral Percentage of the Highly-Compensated Employee with the highest Actual Deferral Percentage is reduced to the extent required to:

(1) enable the Plan to satisfy section 4.6; or

(2) cause such Highly-Compensated Employee's Actual Deferral Percentage to equal the Actual Deferral Percentage of the Highly-Compensated Employee with the next highest Actual Deferral Percentage. This process is repeated until the Plan satisfies section 4.6. For each Highly-Compensated Employee, the amount of Excess Contributions is equal to the total Elective Deferral (plus Qualified Nonelective Contributions and Matching Contributions treated as Elective Deferral) on behalf of the Participant (determined prior to the application of this paragraph (g)(ii)(2)), minus the amount determined by multiplying the Participant's Actual Deferral Percentage (determined after application of this paragraph (g)(ii)(2)) by his or her Compensation used in determining such Actual Deferral Percentage.

4.9 Excess Elective Deferral.

(a) Excess Elective Deferral shall be corrected as provided in this section. The Plan Administrator may also prevent anticipated Excess Elective Deferral as provided in this section. The Plan Administrator may use any method of correction or prevention provided in this section or any combination thereof, as it determines in its sole discretion. A distribution of an Excess Elective Deferral under this section may be made without regard to any notice or consent otherwise required pursuant to section 411(a)(11) and section 417 of the Code. This section shall be administered and interpreted in accordance with sections 401(k) and 402(g) of the Code.

(b) The Plan Administrator may refuse to accept any or all prospective Elective Deferral to be contributed by a Participant.

(c) (i) The Plan Administrator shall distribute all Excess Elective Deferral to the Participant on whose behalf such Excess Elective Deferral were made before the close of the taxable year. Distributions under this subsection include income allocable to the Excess Elective Deferral so distributed, as determined under this section.

(ii) Distribution under this subsection shall only be made if all the following conditions are satisfied:

(1) the Participant seeking the distribution designates the distribution as an Excess Elective Deferral;

(2) the distribution is made after the date the Excess Elective Deferral is received by the Plan; and

(3) the Plan designates the distribution as a distribution of an Excess Elective Deferral.

(iii) The income allocable to the Excess Elective Deferral distributed under this section shall be determined in the same manner as under subsection
(d)(iii), except that income shall only be determined for the period from the beginning of the taxable year to the date on which the distribution is made.

(d) (i) The Plan Administrator may distribute any or all Excess Elective Deferral to the Participant to whose Account such Excess Elective Deferral were allocated for the preceding taxable year. Distribution under this subsection shall only be made if the Participant timely provides the notice required under subsection (d)(ii) and such distribution is made after the preceding taxable year and before the first April 15 following the close of the preceding taxable year. Distributions under this subsection shall include income


401(k)                                  8
allocable to the Excess Elective Deferral so distributed, as determined under this subsection.

(ii) Any Participant seeking a distribution of an Excess Elective Deferral in accordance with this subsection must notify the Plan Administrator in writing of such request no later than the first March 15 following the taxable year in which such Excess Elective Deferral was allocated. The Plan Administrator may agree to accept notification received after such date (but before the first April 15 following the preceding taxable year) if it determines that it would still be administratively practicable to make such distribution in view of the delayed notification. Such notification shall specify the amount of such Excess Elective Deferral for the preceding taxable year and shall be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Elective Deferral, when added to amounts deferred under other plans or arrangements described in sections 401(k), 403(b) or 408(k) of the Code, will exceed the limit imposed on the Participant by section 402(g) of the Code for the year in which the deferral occurred.

(iii) Excess Elective Deferral shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Elective Deferral is the sum of:

(1) income or loss allocable to the Participant's Elective Deferral subaccount for the taxable year multiplied by a fraction, the numerator of which is such Participant's Excess Elective Deferral for the year and the denominator of which is the Participant's Account balance attributable to Elective Deferral without regard to any income or loss occurring during such taxable year; and

(2) ten percent (10%) of the amount determined under (1) above multiplied by the number of whole calendar months between the end of the Participant's taxable year and the date of distribution, counting the month of distribution if distribution occurs after the fifteenth (15th) of such month.

(e) Excess Elective Deferral that are distributed after April 15 are includable in the Participant's gross income in both the taxable year in which deferred and the taxable year in which distributed.

4.10 Excess Aggregate Contributions.

(a) Notwithstanding any other provision of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose Accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions of Participants who are subject to the family member aggregation rules of section 414(q)(6) of the Code shall be allocated among the family members in proportion to the Employee and Matching Contributions (or amounts treated as Matching Contributions) of each family member that is combined to determine the combined Average Contribution Percentage. If such Excess Aggregate Contributions are distributed more than two and one-half
(2 1/2) months after the last day of the Plan Year in which such excess amounts arose, a ten percent (10%) excise tax will be imposed on the Employer maintaining the Plan with respect to those amounts. Excess Aggregate Contributions shall be treated as Annual Additions under the Plan.

(b) Excess Aggregate Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Aggregate Contributions is the sum of: (l) income or loss allocable to the Participant's Employee Contribution subaccount, Matching Contribution subaccount (if any, and if all amounts therein are not used in the Actual Deferral Percentage test) and, if applicable, Qualified Nonelective Contribution subaccount and Elective Deferral subaccount for the Plan Year, multiplied by a fraction, the numerator of which is such Participant's Excess Aggregate Contributions for the year and the denominator is the Participant's Account balance(s) attributable to Contribution Percentage Amounts without regard to any income or loss occurring during such Plan Year; and (2) ten percent (10%) of the amount determined under
(1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the fifteenth (15th) of such month.

(c) Forfeitures of Excess Aggregate Contributions shall be applied to reduce Employer Contributions.

(d) Excess Aggregate Contributions shall be forfeited, if forfeitable, or distributed on a pro rata basis from the Participant's Employee Contribution subaccount and Matching Contribution subaccount (and, if applicable, the Participant's Qualified Nonelective Contribution subaccount or Elective Deferral subaccount, or both).

(e) (i) The term "Excess Aggregate Contributions" shall mean, with respect to any Plan Year, the excess of:

(1) the aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly-Compensated Employees for such Plan Year; over

(2) the maximum Contribution Percentage Amounts permitted by the Average Contribution Percentage test (determined by reducing contributions made on behalf of Highly-Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

(ii) Such determination shall be made after first determining Excess Elective Deferral pursuant to section 4.8 and then determining Excess Contributions pursuant to section 4.7.

4.11 Hardship Suspensions. In the event of a hardship withdrawal to a Participant under section 12.3, such Employee shall be suspended from making Elective Deferral (and Employee Contributions) to the extent necessary to comply with the requirements of section 12.3.

                             ARTICLE 5: ALLOCATIONS

5.1 Individual Accounts. The Plan Administrator shall establish and maintain an Account in the name of each Participant. The Account shall contain the following subaccounts:

(a) a discretionary contribution subaccount to which shall be credited each such Participant's share of (i) Employer Contributions under section 4.1(a); (ii) forfeitures; (iii) the net earnings or net losses on the investment of the assets of the trust; (iv) distributions and (v) dividends, capital gains distributions and other earnings received on any Shares credited to the Participant's subaccount;

(b) a nondeductible voluntary contribution subaccount to which shall be credited
(i) nondeductible voluntary contributions by the Participant under section 4.3;
(ii) the net earnings or net losses on the investment of the assets of the Trust; (iii) distributions; and (iv) dividends, capital gains distributions and other earnings received on any Shares credited to the Participant's subaccount;

(c) an Elective Deferral subaccount to which shall be credited (i) each such Participant's Elective Deferral made under section 4.4; (ii) the net earnings or net losses on the investment of the assets of the Trust; (iii) distributions; and (iv) dividends, capital gains distributions and other earnings received on any Shares credited to the Participant's subaccount;

(d) a Qualified Nonelective Contribution subaccount to which shall be credited
(i) each such Participant's Qualified Nonelective Contributions made under section 4.7(c); (ii) the net earnings or net losses on the investment of the assets of the Trust; (iii) distributions; and (iv) dividends, capital gains distributions and other earnings received on any Shares credited to the Participant's subaccount;

(e) a Matching Contribution subaccount to which shall be credited (i) each such Participant's Matching Contributions made under section 4.1(b); (ii) the net earnings or net losses on the investment of the assets of the Trust; (iii) distributions; and (iv) dividends, capital gains


                                        9                          PLAN DOCUMENT
distributions and other earnings received on any Shares credited to the Participant's subaccount;

(f) a direct transfer subaccount to which shall be credited (i) contributions to the Trust accepted under section 4.6; (ii) the net earnings or net losses on the investment of the assets of the Trust; (iii) distributions; and (iv) dividends, capital gains distributions and other earnings received on any Shares credited to the Participant's subaccount; and

(g) a rollover subaccount to which shall be credited (i) contributions to the Trust accepted under section 4.5; (ii) the net earnings or net losses on the investment of the assets of the Trust; (iii) distributions; and (iv) dividends, capital gains distributions and other earnings received on any Shares credited to the Participant's subaccount.

5.2 Minimum Allocation.

(a) Except as otherwise provided in subsections (c) and (d) below, the Employer Contributions and forfeitures allocated on behalf of any Participant who is not a Key Employee shall not be less than the lesser of three percent (3%) of such Participant's Compensation or in the case where the Employer has no defined benefit plan which designates this Plan to satisfy section 401 of the Code, the largest percentage of Employer Contributions and forfeitures, as a percentage of the first one hundred fifty thousand dollars ($150,000) of the Key Employee's Compensation, allocated on behalf of any Key Employee for that year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of (i) the Participant's failure to complete one thousand (1,000) Hours of Service (or any equivalent provided in the Plan); or (ii) the Participant's failure to make mandatory Employee contributions to the Plan; or (iii) Compensation less than a stated amount. For purposes of this subsection, all defined contribution plans required to be included in an aggregation group under section 416(g)(2)(A)(i) shall be treated as a single plan.

(b) For purposes of computing the minimum allocation, Compensation shall mean Compensation as defined in section 6.5(b) of the Plan.

(c) The provision in subsection (a) above shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

(d) The provision in subsection (a) above shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer and the Employer has provided in the Adoption Agreement that the minimum allocation or benefit requirement applicable to top-heavy plans will be met in the other plan or plans.

(e) The minimum allocation required (to the extent required to be nonforfeitable under section 416(b)) may not be forfeited under section 411(a)(3)(B) or 411(a)(3)(D).

5.3 Allocation of Employer Contributions and Forfeitures.

(a) All discretionary contributions and forfeitures from a Participant's profit sharing contribution subaccount shall be allocated to the Account of each Participant in the ratio that such Participant's Covered Compensation bears to the Covered Compensation of all Participants. However, if the discretionary contribution formula selected in the Adoption Agreement is integrated with Social Security, discretionary contributions for the Plan Year plus any forfeitures shall be allocated to Participants' Accounts as follows:

(i) Step One. Contributions and forfeitures will be allocated to each Participant's Account in the ratio that each Participant's total Covered Compensation bears to all Participants' total Covered Compensation, but not in excess of three percent (3%) of each Participant's Covered Compensation.

(ii) Step Two. Any contributions and forfeitures remaining after the allocation in Step One will be allocated to each Participant's Account in the ratio that each Participant's Covered Compensation for the Plan Year in excess of the Integration Level bears to the excess Covered Compensation of all Participants, but not in excess of three percent (3%).

(iii) Step Three. Any contributions and forfeitures remaining after the allocation in Step Two will be allocated to each Participant's Account in the ratio that the sum of each Participant's total Covered Compensation and Covered Compensation in excess of the Integration Level bears to the sum of all Participants' total Covered Compensation and Covered Compensation in excess of the Integration Level, but not in excess of the Profit Sharing Maximum Disparity Rate.

(iv) Step Four. Any remaining contributions or forfeitures will be allocated to each Participant's Account in the ratio that each Participant's total Covered Compensation for the Plan Year bears to all Participants' total Covered Compensation for that year.

(b) All Elective Deferral and Matching Contributions shall be allocated to the Account of the Participant on whose behalf such contribution was made.

(c) All Qualified Nonelective Contributions shall be allocated as provided in section 4.7(c).

(d) All distributions of Excess Contributions shall be distributed as provided in section 4.7.

5.4 Coordination of Social Security Integration. If the Employer maintains plans involving integration with Social Security other than this Plan, and if any Participant is eligible to participate in more than one of such plans, all such plans will be considered to be integrated if the extent of the integration of all such plans does not exceed one hundred percent (100%). For purposes of the preceding sentence, the extent of integration of a plan is the ratio (expressed as a percentage) to which the actual benefits, benefit rate, offset rate, or Employer Contribution rate under the plan bears to the integration limitation applicable to such plan. Annual overall permitted disparity limit:
Notwithstanding the preceding paragraphs, for any Plan Year this Plan benefits any Participant who benefits under another qualified Plan or simplified employee pension, as defined in section 408(k) of the Code, maintained by the Employer that provides for permitted disparity (or imputes disparity), employer contributions and forfeitures will be allocated to the account of each Participant who either completes more than 500 hours of service during the Plan Year or who is employed on the last day of the Plan Year in the ratio that such Participant's total Covered Compensation bears to the total Covered Compensation of all Participants.

Cumulative permitted disparity limit: Effective for Plan Years beginning on or after January 1, 1995, the cumulative permitted disparity limit for a Participant is thirty-five (35) total cumulative permitted disparity years. Total cumulative permitted years means the number of years credited to the Participant for allocation or accrual purposes under this Plan, any other qualified plan or simplified employee pension plan (whether or not terminated) ever maintained by the Employer. For purposes of determining the Participant's cumulative permitted disparity limit, all years ending in the same calendar year are treated as the same year. If the Participant has not benefited under a defined benefit or target benefit plan for any year beginning on or after January 1, 1994, the Participant has no cumulative disparity limit.

5.5 Withdrawals and Distributions. Any distribution to a Participant or his Beneficiary, any amount transferred from a Participant's Account directly to the trustee of any other qualified plan described in section 401(a) of the Code or to a qualified annuity plan described in section 403(a) of the Code, or any withdrawal by a Participant shall be charged to the appropriate subaccount(s) of the Participant as of the date of the distribution or the withdrawal.


401(k)                                 10

5.6 Determination of Value of Trust Fund and of Net Earnings or Losses. As of each Valuation Date the Trustee shall determine for the period then ended the sum of the net earnings or losses of the Trust (excluding with respect to Shares and other assets specifically allocated to a specific Participant's subaccount,
(i) dividends and capital gains distributions from Shares; (ii) receipts or income attributable to insurance policies; (iii) income gains and/or losses attributable to a Participant's loans made pursuant to ARTICLE 13 or to any other assets) which shall reflect accrued but unpaid interest, dividends, gains, or losses realized from the sale, exchange or collection of assets, other income received, appreciation in the fair market value of assets, depreciation in the fair market value of assets, administration expenses, and taxes and other expenses paid. Gains or losses realized and adjustments for appreciation or depreciation in fair market value shall be computed with respect to the difference between such value as of the preceding Valuation Date or date of purchase, whichever is applicable, and the value as of the date of disposition or the current Valuation Date, whichever is applicable.

5.7 Allocation of Net Earnings or Losses.

(a) As of each Valuation Date the net earnings or losses of the Trust (excluding with respect to Shares and other assets specifically allocated to a specific Participant's subaccount, (i) dividends and capital gains distributions from Shares; (ii) dividends or credits attributable to insurance policies; (iii) income gains and/or losses attributable to a Participant's loans made pursuant to ARTICLE 13 or to any other assets, all of which shall be allocated to such Participant's subaccount) for the valuation period then ending shall be allocated to the Accounts of all Participants (or Beneficiaries) having credits in the Trust both on such date and at the beginning of such valuation period. Such allocation shall be made by the application of a fraction, the numerator of which is the value of the Account of a specific Participant (or Beneficiary) as of the immediately preceding Valuation Date, reduced by any distributions therefrom since such preceding Valuation Date, and the denominator of which is the total value of all such Accounts as of that preceding Valuation Date, reduced by any distributions therefrom since such preceding Valuation Date.

(b) To the extent that Shares and other assets are specifically allocated to a specific Participant's subaccount:

(i) dividends and capital gains distributions from Shares;

(ii) dividends or credits attributable to insurance policies; and

(iii) income gains and/or losses attributable to a Participant's loans made pursuant to ARTICLE 13 or to any other assets, shall be allocated to such Participant's subaccount.

5.8 Responsibilities of the Plan Administrator. The Plan Administrator shall maintain accurate records with respect to the contributions made by or on behalf of Participants under the Plan, and shall furnish the Trustee with written instructions directing the Trustee to allocate all Plan contributions to the Trust among the separate Accounts of Participants in accordance with section 5.1 above. In making any such allocation, the Trustee shall be fully entitled to rely on the instructions furnished by the Plan Administrator, and shall be under no duty to make any inquiry or investigation with respect thereto.

                      ARTICLE 6: LIMITATIONS ON ALLOCATIONS

6.1 Employers Who Do Not Maintain Other Qualified Plans.

(a) If the Participant does not participate in, and has never participated in another qualified plan or a simplified employee pension, as defined in section 408(k) of the Code or a welfare benefit fund, as defined in section 419(e) of the Code, maintained by the Employer, or an individual medical account, as defined in section 415(1)(2) of the Code, maintained by the Employer, which provides an Annual Addition as defined in section 6.5(a), the amount of Annual Additions that may be credited to the Participant's Account for any Limitation Year will not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan. If the Employer Contribution, including any Elective Deferral, that would otherwise be contributed or allocated to the Participant's Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount.

(b) Prior to determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimation of the Participant's Compensation for the Limitation Year, uniformly determined for all Participants similarly situated.

(c) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Compensation and actual Elective Deferral for the Limitation Year.

(d) If, pursuant to subsection (c) or as a result of the allocation of forfeitures, there is an Excess Amount the excess will be disposed of as follows:

(i) Any nondeductible voluntary contributions, to the extent they would reduce the Excess Amount, will be returned to the Participant.

(ii) If after the application of paragraph (i) an Excess Amount still exists, and the Participant is covered by the Plan at the end of the Limitation Year, the Excess Amount in the Participant's Account will be used to reduce Employer Contributions (including any allocation of forfeitures) for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary.

(iii) If after the application of paragraph (i) an Excess Amount still exists, and the Participant is not covered by the Plan at the end of the Limitation Year, the Excess Amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer Contributions (including allocation of any forfeitures) for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary.

(iv) If a suspense account is in existence at any time during the Limitation Year pursuant to this section, it will not participate in the allocation of the Trust's investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' Accounts before any Employer or any Employee contributions may be made to the Plan for that Limitation Year. Excess amounts may not be distributed to Participants or former Participants.

6.2 Employers Who Maintain Other Qualified Master or Prototype Defined Contribution Plans.

(a) This section applies if, in addition to this Plan, the Participant is covered under another qualified master or prototype defined contribution plan maintained by the Employer or a simplified employee pension, a welfare benefit fund, as defined in section 419(e) of the Code maintained by the Employer or an individual medical account, as defined in section 415(1)(2) of the Code, maintained by the Employer which provides an Annual Addition as defined in section 6.5(a), during any Limitation Year. The Annual Additions that may be credited to a Participant's Account under this Plan for any such Limitation Year will not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to a Participant's Account under the other plans, simplified employee pensions and welfare benefit funds for the same Limitation Year. If the Annual Additions with respect to the Participant under other defined contribution plans, simplified employee pensions and welfare benefit funds maintained by the Employer are less than the Maximum Permissible Amount and the Employer Contribution or Elective Deferral that would otherwise be contributed or allocated to the Participant's Account under


                                       11                        PLAN DOCUMENT
this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans, simplified employee pensions and funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other defined contribution plans, simplified employee pensions and welfare benefit funds in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant's Account under this Plan for the Limitation Year.

(b) Prior to determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant in the manner described in section 6.1(b).

(c) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Compensation for the Limitation Year.

(d) If, pursuant to section 6.2(c), or as a result of the allocation of forfeitures, a Participant's Annual Additions under this Plan and such other plans would result in an Excess Amount for a Limitation Year, the Excess Amount will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a welfare benefit fund or individual medical account will be deemed to have been allocated first regardless of the actual allocation date.

(e) If an Excess Amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan will be the product of:

(i) the total Excess Amount allocated as of such date, times

(ii) the ratio of (1) the Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan to (2) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all the other qualified master or prototype defined contribution plans.

(f) Any Excess Amount attributable to this Plan will be disposed of in the manner described in section 6.1(d).

6.3 Employers Who, in Addition to This Plan, Maintain Other Qualified Plans Which are Defined Contribution Plans Other Than Master or Prototype Plans. If the Participant is covered under another qualified defined contribution plan maintained by the Employer which is not a Master or Prototype Plan, Annual Additions which may be credited to the Participant's Account under this Plan for any Limitation Year will be limited in accordance with section 6.2 as though the other plan were a Master or Prototype Plan unless the Employer provides other limitations in the Adoption Agreement.

6.4 Employers Who, in Addition to This Plan, Maintain a Qualified Defined Benefit Plan. If the Employer maintains, or at any time maintained, a qualified defined benefit plan covering any Participant in this Plan, the sum of the Participant's Defined Benefit Fraction and Defined Contribution Fraction will not exceed 1.0 in any Limitation Year. The Annual Additions which may be credited to the Participant's Account under this Plan for any Limitation Year will be limited in accordance with the Adoption Agreement.

6.5 Definitions. Unless otherwise expressly provided herein, for purposes of this ARTICLE only. The following definitions and rules of interpretation shall apply:

(a) Annual Additions. The sum of the following amounts credited to a Participant's Account for the Limitation Year:

(i) Employer Contributions (including Matching Contributions, Qualified Nonelective Contributions and Elective Deferral);

(ii) Employee Contributions;

(iii) forfeitures;

(iv) amounts allocated under a simplified employee pension; and

(v) amounts allocated to an individual medical account, as defined in section 415(1)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer, are treated as Annual Additions to a defined contribution plan. Also, amounts derived from contributions, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee, as defined in section 419A(d)(3) of the Code, maintained by the Employer, are treated as Annual Additions to a defined contribution plan. For this purpose, any Excess Amount applied under sections 6.1(d) or 6.2(f) in the Limitation Year to reduce Employer Contributions will be considered Annual Additions for such Limitation Year.

(b) Compensation. A Participant's earned income, wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the Plan including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan, as described in section 1.62-2(c), and excluding the following:

(i) Employer contributions to a plan of deferred compensation which are not includable in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension to the extent such contributions are excluded from the Employee's gross income, or any distributions from a plan of deferred compensation;

(ii) amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(iii) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

(iv) other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in section 403(b) of the Code (whether or not the amounts are actually excludable from the gross income of the Employee).

For purposes of applying the limitations of this ARTICLE, Compensation for a Limitation Year is the Compensation actually paid or includable in gross income during such year. Notwithstanding the preceding sentence, Compensation for a Participant in a defined contribution plan who is Totally and Permanently Disabled (as defined in section 22(e)(3) of the Code) is the Compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of Compensation paid immediately before becoming permanently and totally disabled; such imputed Compensation for the disabled Participant may be taken into account only if the Participant is not a Highly-Compensated Employee (as defined in section 414(q) of the Code without regard to any available election) and contributions made on behalf of such Participant are nonforfeitable when made.

(c) Defined Benefit Fraction. A fraction, the numerator of which is the sum of the Participant's Projected Annual Benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of one hundred percent (100%) of the dollar limitation determined for the Limitation Year under sections 415(b) and (d) of the Code or one hundred forty percent (140%) of Highest Average Compensation including any adjustments under section 415(b) of the Code. Notwithstanding the above, if the Participant was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than one hundred percent (100%) of the sum of the annual benefits under such plans which the Participant had accrued as of the


401(k)                                 12
close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the Plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of section 415 of the Code for all Limitation Years beginning before January 1, 1987.

(d) Defined Contribution Dollar Limitation. Thirty thousand dollars ($30,000) or, if greater, one fourth (1/4) of the defined benefit dollar limitation set forth in section 415(b)(1) of the Code as in effect for the Limitation Year.

(e) Defined Contribution Fraction. A fraction, the numerator of which is the sum of the Annual Additions to the Participant's Account under all the defined contribution plans and simplified employee pensions whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including the Annual Additions attributable to the Participant's nondeductible voluntary contributions to all defined benefit plans, whether or not terminated, maintained by the Employer, and the Annual Additions attributable to all welfare benefit funds, as defined in section 419(e) of the Code and individual medical accounts, as defined in section 415(1)(2) of the Code maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any Limitation Year is the lesser of one hundred percent (100%) of the dollar limitation in effect under section 415(c)(1)(A) of the Code or thirty-five percent (35%) of the Participant's Compensation for such year. If the Participant was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed
1.0 under the terms of this Plan. Under the adjustment an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987. The Annual Addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all Employee Contributions as Annual Additions.

(f) Employer. For purposes of this ARTICLE, Employer shall mean the Employer that adopts this Plan, and all members of a controlled group of corporations (as defined in section 414(b) of the Code as modified by section 415(h) of the
Code), all commonly controlled trades or businesses (as defined in section 414(c) of the Code as modified by section 415(h) of the Code), or affiliated service groups (as defined in section 414(m) of the Code) of which the adopting Employer is a part and any other entity required to be aggregated with the Employer pursuant to regulations under section 414(o) of the Code.

(g) Excess Amount. The excess of the Participant's Annual Addition for the Limitation Year over the Maximum Permissible Amount.

(h) Highest Average Compensation. The average Compensation for the three (3) consecutive Plan Years that produce the highest average.

(i) Limitation Year. A Plan Year or the twelve (12) consecutive month period elected by the Employer in the Adoption Agreement. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different twelve (12) consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

(j) Master or Prototype Plan. A plan the form of which is the subject of a favorable opinion letter from the Internal Revenue Service.

(k) Maximum Permissible Amount. The maximum Annual Addition that may be contributed or allocated to a Participant's Account under the Plan for any Limitation Year shall not exceed the lesser of:

(i) the Defined Contribution Dollar Limitation; or

(ii) twenty-five percent (25%) of the Participant's Compensation for the Limitation Year.

The Compensation limitation referred to in subsection (b) shall not apply to any contribution for medical benefits (within the meaning of section 401(h) or section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition under section 415(1)(1) or section 419A(d)(2) of the Code.

If a short Limitation Year is created because of an amendment changing the Limitation Year to a different twelve (12) consecutive month period, the Maximum Permissible Amount will not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction:

Number of Months in the Short Limitation Year divided by 12

(l) Projected Annual Benefit. The annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or Qualified Joint and Survivor Annuity) to which the Participant would be entitled under the terms of the Plan assuming:

(i) the Participant will continue employment until Normal Retirement Age under the Plan (or current age, if later); and

(ii) the Participant's Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.

                              ARTICLE 7: TRUST FUND

7.1 Receipt of Contributions by Trustee. All contributions to the Trust that are received by the Trustee, together with any earnings thereon, shall be held, managed and administered by the Trustee named in the Adoption Agreement in accordance with the terms and conditions of the Trust Agreement and the Plan. The Trustee may use a Custodian designated by the Sponsor to perform recordkeeping and custodial functions. The Trustee shall be subject to the proper directions of the Employer or the Plan Administrator made in accordance with the terms of the Plan and ERISA.

7.2 Investment Responsibility.

(a) If the Employer elects in the Adoption Agreement to exercise investment authority and responsibility, the selection of the investments in which assets of the Trust are invested shall be the responsibility of the Plan Administrator and each Participant will have a ratable interest in all assets of the Trust.

(b) If the Adoption Agreement so provides and the Employer elects to permit each Participant or Beneficiary to select the investments in his Account, no person, including the Trustee and the Plan Administrator, shall be liable for any loss or for any breach of fiduciary duty which results from such Participant's or Beneficiary's exercise of control.

(c) If the Adoption Agreement so provides and the Employer elects to permit each Participant or Beneficiary to select the investments in his Account, the Employer or the Plan Administrator must complete a schedule of Participant designations.

(d) If Participants and Beneficiaries are permitted to select the investment in their Accounts, all investment related expenses, including administrative fees charged by brokerage houses, will be charged against the Accounts of the Participants.

(e) The Plan Administrator may at any time change the selection of investments in which the assets of the Trust are invested, or subject


                                       13                          PLAN DOCUMENT
to such reasonable restrictions as may be imposed by the Sponsor for administrative convenience, may submit an amended schedule of Participant designations. Such amended documents may provide for a variance in the percentages of contributions to any particular investment or a request that Shares in the Trust be reinvested in whole or in part in other Shares.

7.3 Investment Limitations. The Sponsor may impose reasonable investment limitations on the Employer and the Plan Administrator relating to the type of permissible investments in the Trust or the minimum percentage of Trust assets to be invested in Shares.

                               ARTICLE 8: VESTING

8.1 Employee Contributions and Elective Deferral Contributions and Earnings. The Participant's nondeductible voluntary contribution subaccount, Elective Deferral subaccount and Qualified Nonelective Contribution subaccount shall be fully vested and nonforfeitable at all times and no forfeitures will occur as a result of an Employee's withdrawal of such contributions.

8.2 Rollovers, Transfers and Earnings. The Participant's rollover subaccount and direct transfer subaccount shall be fully vested and nonforfeitable at all times.

8.3 Employer Contributions and Matching Contributions and Earnings. Notwithstanding the vesting schedule selected by the Employer in the Adoption Agreement, the Participant's discretionary contribution subaccount and Matching Contribution subaccount shall be fully vested and nonforfeitable upon the Participant's death, disability, attainment of Normal Retirement Age, or, if the Adoption Agreement provides for an Early Retirement Date, attainment of the required age and completion of the required service. In the absence of any of the preceding events, the Participant's discretionary contribution subaccount and Matching Contribution subaccount shall be vested in accordance with a minimum vesting schedule specified in the Adoption Agreement. The schedule must be at least as favorable to Participants as either schedule (a) or (b) below.

(a) Graduated vesting according to the following schedule:

                          Years of Service    Vested Percentage

                         Less than 2                  0%
                         2 but less than 3           20%
                         3 but less than 4           40%
                         4 but less than 5           60%
                         5 but less than 6           80%
                         6 or more                  100%

(b) Full one hundred percent (100%) vesting after three (3) Years of Service.

8.4  Amendments to Vesting Schedule.

(a) If the Plan's vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of the Participant's nonforfeitable percentage or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each Participant with at least three (3) Years of Service with the Employer may elect, within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage computed under the Plan without regard to such amendment or change. For any Participants who do not have at least one (1) Hour of Service in any Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting "five (5) Years of Service" for "three (3) Years of Service" where such language appears.

(b) The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

(i) sixty (60) days after the amendment is adopted;

(ii) sixty (60) days after the amendment becomes effective; or

(iii) sixty (60) days after the Participant is issued written notice of the amendment by the Employer or Plan Administrator.

(c) No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant's accrued benefit. Notwithstanding the preceding sentence, a Participant's Account balance may be reduced to the extent permitted under section 412(c)(8) of the Code. For purposes of this paragraph, a Plan amendment which has the effect of decreasing a Participant's Account balance or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment shall be treated as reducing an accrued benefit. Furthermore, if the vesting schedule of a Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee's right to his Employer-derived accrued benefit will not be less than his percentage computed under the Plan without regard to such amendment.

8.5 Determination of Years of Service. For purposes of determining the vested and nonforfeitable percentage of the Participant's Employer Contribution subaccounts, all of the Participant's Years of Service with the Employer or an Affiliated Employer shall be taken into account. If specified in the Adoption Agreement, Years of Service with a predecessor employer will be treated as service for the Employer; provided, however, that if the Employer maintains the plan of a predecessor employer, Years of Service with such employer will be treated as service with the Employer without regard to any election.

8.6 Forfeiture of Nonvested Amounts.

(a) For Plan Years beginning before 1985, any portion of a Participant's Account that is not vested shall be forfeited by him as of the last day of the Plan Year in which a Break in Service occurs. For Plan Years beginning after 1984, any portion of a Participant's Account that is not vested shall be forfeited by him as of the last day of the Plan Year in which his fifth (5th) consecutive Break in Service occurs. Any amounts thus forfeited shall be reallocated as provided in ARTICLE 5 and shall not be considered part of a Participant's Account in computing his vested interest. The remaining portion of the Participant's Account will be nonforfeitable.

(b) If a distribution is made at a time when a Participant has a vested right to less than one hundred percent (100%) of the value of the Participant's Account attributable to Employer Contributions and forfeitures, as determined in accordance with the provisions of section 8.3, and the nonvested portion of the Participant's Account has not yet been forfeited in accordance with paragraph
(a) above:

(i) a separate remainder subaccount shall be established for the Participant's interest in the Plan as of the time of the distribution; and

(ii) at any relevant time the Participant's vested portion of the separate remainder subaccount shall be equal to an amount ("X") determined by the formula:

X = P(AB + (R x D)) - (R x D). For purposes of applying the formula, P is the vested percentage at the relevant time; AB is the Account balance at the relevant time; D is the amount of the distribution; and R is the ratio of the Account balance at the relevant time to the Account balance after distribution.

8.7 Reinstatement of Benefit. If a benefit is forfeited because the Participant or Beneficiary cannot be found, such benefit will be reinstated if a claim is made by the Participant or Beneficiary.

                              ARTICLE 9: JOINT AND
                          SURVIVOR ANNUITY REQUIREMENTS

9.1 General. The provisions of this ARTICLE shall apply to any Participant who is credited with at least one (1) Hour of Service with the Employer on or after August 23, 1984, and such other Participants as provided in section 9.7.


401(k)                                 14

9.2 Qualified Joint and Survivor Annuity. Unless an optional form of benefit is selected pursuant to a Qualified Election within the ninety (90) day period ending on the Annuity Starting Date, a married Participant's Vested Account Balance will be paid in the form of a Qualified Joint and Survivor Annuity and an unmarried Participant's Vested Account Balance will be paid in the form of a life annuity. The Participant may elect to have such annuity distributed upon attainment of the Earliest Retirement Age under the Plan.

9.3 Qualified Preretirement Survivor Annuity. Unless an optional form of benefit has been selected within the Election Period pursuant to a Qualified Election, if a Participant dies before the Annuity Starting Date, then the Participant's Vested Account Balance shall be applied toward the purchase of an annuity for the life of the Surviving Spouse. The Surviving Spouse may elect to have such annuity distributed within a reasonable period after the Participant's death.

9.4 Definitions.

(a) Election Period.

(i) The period which begins on the first day of the Plan Year in which the Participant attains age thirty-five (35) and ends on the date of the Participant's death. If a Participant separates from service prior to the first day of the Plan Year in which age thirty-five (35) is attained, with respect to the Account balance as of the date of separation, the Election Period shall begin on the date of separation.

(ii) A Participant who has not yet attained age thirty-five (35) as of the end of any current Plan Year may make a special Qualified Election to waive the qualified preretirement survivor annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age thirty-five (35). Such election shall not be valid unless the Participant receives a written explanation of the qualified preretirement survivor annuity in such terms as are comparable to the explanation required under section 9.5.

Qualified preretirement survivor annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age thirty-five (35). Any new waiver on or after such date shall be subject to the full requirements of this ARTICLE.

(b) Earliest Retirement Age. The earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.

(c) Qualified Election.

(i) A waiver of a Qualified Joint and Survivor Annuity or a qualified preretirement survivor annuity. Any waiver of a Qualified Joint and Survivor Annuity or a qualified preretirement survivor annuity shall not be effective unless:

(1) the Participant's Spouse consents in writing to the election;

(2) the election designates a specific Beneficiary, including any class of Beneficiaries or any contingent Beneficiaries, which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent);

(3) the Spouse's consent acknowledges the effect of the election; and

(4) the Spouse's consent is witnessed by a Plan representative or notary public. Additionally, a Participant's waiver of the Qualified Joint and Survivor Annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent). If it is established to the satisfaction of a Plan representative that there is no Spouse or that the Spouse cannot be located, a waiver will be deemed a Qualified Election.

(ii) Any consent by a Spouse obtained under this provision (or establishment that the consent of Spouse may not be obtained) shall be effective only with respect to such Spouse. A consent that permits designations by the Participant without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in section 9.5.

(d) Qualified Joint and Survivor Annuity. An immediate annuity for the life of the Participant with a survivor annuity for the life of the Spouse which equals fifty percent (50%) of the amount of the annuity which is payable during the joint lives of the Participant and the Spouse and which is the amount of benefit which can be purchased with the Participant's Vested Account Balance.

(e) Spouse (Surviving Spouse). The Spouse or Surviving Spouse of the Participant, provided that a former Spouse will be treated as the Spouse or Surviving Spouse and a current Spouse will not be treated as the Spouse or Surviving Spouse to the extent provided under a qualified domestic relations order as described in section 414(p) of the Code.

(f) Annuity Starting Date. The first day of the first period for which an amount is paid as an annuity or any other form.

(g) Vested Account Balance. The aggregate value of the Participant's Vested Account Balances derived from Employer and Employee contributions (including rollovers and direct transfers), whether vested before or upon death, including the proceeds of insurance contracts if any, on the Participant's life. The provisions of this ARTICLE shall apply to a Participant who is vested in amounts attributable to Employer Contributions, Employee Contributions (or both) at the time of death or distribution.

9.5 Notice Requirements.

(a) In the case of a Qualified Joint and Survivor Annuity, the Plan Administrator shall no less than thirty (30) days and no more than ninety (90) days prior to the Annuity Starting Date, provide each Participant a written explanation of:

(i) the terms and conditions of a Qualified Joint and Survivor Annuity;

(ii) the Participant's right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit;

(iii) the rights of a Participant's Spouse; and

(iv) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

(b) In the case of a qualified preretirement survivor annuity as described in section 9.3, the Plan Administrator shall provide each Participant within the applicable period for such Participant a written explanation of the qualified preretirement survivor annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of subsection (a) applicable to a Qualified Joint and Survivor Annuity.

(c) The applicable period for a Participant is whichever of the following periods ends last:

(i) the period beginning with the first day of the Plan Year in which the Participant attains age thirty-two (32) and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age thirty-five
(35);

(ii) a reasonable period ending after the individual becomes a Participant;

(iii) a reasonable period ending after subsection (e) ceases to apply to the Participant;

(iv) a reasonable period ending after this ARTICLE first applies to the Participant. Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from service in the case of a Participant who separates from service before attaining age thirty-five (35).

(d) For purposes of applying subsection (c), a reasonable period ending after the enumerated events described above in subsections (ii),


                                       15                          PLAN DOCUMENT

(iii) and (iv) is the end of the two (2)-year period beginning one (1) year prior to the date the applicable event occurs, and ending one (1) year after that date. In the case of a Participant who separates from service before the Plan Year in which age thirty-five (35) is attained, notice shall be provided within the two (2) year period beginning one (1) year prior to separation and ending one (1) year after separation. If such a participant thereafter returns to employment with the Employer, the applicable period for such Participant shall be redetermined.

(e) Notwithstanding the other requirements of this section, the respective notices prescribed by this section need not be given to a Participant if:

(i) the Plan "fully subsidizes" the costs of a Qualified Joint and Survivor Annuity or qualified preretirement survivor annuity; and

(ii) the Plan does not allow the Participant to waive the Qualified Joint and Survivor Annuity or qualified preretirement survivor annuity and does not allow a married Participant to designate a nonspouse Beneficiary.

For purposes of this subsection, a plan fully subsidizes the costs of a benefit if no increase in cost, or decrease in benefits to the Participant may result from the Participant's failure to elect another benefit.

9.6  Safe Harbor Rules.

(a) This section shall apply to a Participant in a profit sharing plan, and to any distribution, made on or after the first day of the first Plan Year beginning after December 31, 1988, from or under a separate account attributable solely to accumulated deductible Employee contributions, as defined in section 72(o)(5)(B) of the Code, and maintained on behalf of a Participant in a money purchase pension plan (including a target benefit plan) if the following conditions are satisfied:

(i) the Participant does not or cannot elect payments in the form of a life annuity; and

(ii) on the death of a Participant, the Participant's Vested Account Balance will be paid to the Participant's Surviving Spouse, but if there is no Surviving Spouse, or if the Surviving Spouse has consented in a manner conforming to a Qualified Election, then to the Participant's designated Beneficiary.

(b) The Surviving Spouse may elect to have distribution of the Vested Account Balance commence within the ninety (90) day period following the date of the Participant's death. The Account balance shall be adjusted for gains or losses occurring after the Participant's death in accordance with the provisions of the Plan governing the adjustment of Account balances for other types of distributions.

(c) This section shall not be operative with respect to a Participant in a profit sharing plan if the plan is a direct or indirect transferee of a defined benefit plan, money purchase plan, a target benefit plan, stock bonus, or profit sharing plan which is subject to the survivor annuity requirements of sections 401(a)(11) and 417 of the Code. If this section is operative, then the provisions of this ARTICLE, other than section 9.7, shall be inoperative.

(d) The Participant may waive the spousal death benefit described in this section at any time provided that no such waiver shall be effective unless it satisfies the conditions of section 9.4(c) (other than the notification requirement referred to therein) that would apply to the Participant's waiver of the qualified preretirement survivor annuity.

(e) For purposes of this section, Vested Account Balance shall mean, in the case of a money purchase pension plan or a target benefit plan, the Participant's separate Account balance attributable solely to accumulated deductible Employee contributions within the meaning of section 72(o)(5)(B) of the Code. In the case of a profit sharing plan, Vested Account Balance shall have the same meaning as provided in section 9.4(g).

9.7 Transitional Rules.

(a) Any living Participant not receiving benefits on August 23, 1984, who would otherwise not receive the benefits prescribed by the previous sections of this ARTICLE must be given the opportunity to elect to have the prior sections of this ARTICLE apply if such Participant is credited with at least one (1) Hour of Service under this Plan or a predecessor plan in a Plan Year beginning on or after January 1, 1976, and such Participant had at least ten (10) years of vesting service when he or she separated from service.

(b) Any living Participant not receiving benefits on August 23, 1984, who was credited with at least one (1) Hour of Service under this Plan or a predecessor plan on or after September 2, 1974, and who is not otherwise credited with any service in a Plan Year beginning on or after January 1, 1976, must be given the opportunity to have his or her benefits paid in accordance with subsection (d).

(c) The respective opportunities to elect (as described in subsections (a) and (b) above) must be afforded to the appropriate Participants during the period commencing on August 23, 1984, and ending on the date benefits would otherwise commence to said Participants.

(d) Any Participant who has elected pursuant to subsection (b) and any Participant who does not elect under subsection (a) or who meets the requirements of subsection (a) except that such Participant does not have at least ten (10) years of vesting service when he or she separates from service, shall have his or her benefits distributed in accordance with all of the following requirements if benefits would have been payable in the form of a life annuity:

(i) Automatic Joint and Survivor Annuity. If benefits in the form of a life annuity become payable to a married Participant who:

(1) begins to receive payments under the Plan on or after Normal Retirement Age; or

(2) dies on or after Normal Retirement Age while still working for the Employer; or

(3) begins to receive payments on or after the qualified early retirement age;
or

(4) separates from service on or after attaining Normal Retirement Age (or the qualified early retirement age) and after satisfying the eligibility requirements for the payment of benefits under the Plan and thereafter dies before beginning to receive such benefits; then such benefits will be received under this Plan in the form of a Qualified Joint and Survivor Annuity, unless the Participant has elected otherwise during the Election Period. The Election Period must begin at least six (6) months before the Participant attains qualified early retirement age and end not more than ninety (90) days before the commencement of benefits. Any election hereunder will be in writing and may be changed by the Participant at any time.

(ii) Election of Early Survivor Annuity. A Participant who is employed after attaining the qualified early retirement age will be given the opportunity to elect, during the Election Period, to have a survivor annuity payable on death. If the Participant elects the survivor annuity, payments under such annuity must not be less than the payments which would have been made to the Spouse under the Qualified Joint and Survivor Annuity if the Participant had retired on the day before his or her death. Any election under this provision will be in writing and may be changed by the Participant at any time. The Election Period begins on the later of (1) the ninetieth (90th) day before the Participant attains the qualified early retirement age; or (2) the date on which participation begins, and ends on the date the Participant terminates employment.

(e) The following terms shall have the meanings specified herein:

(i) Qualified Early Retirement Age. The latest of:

(1) the earliest date, under the Plan, on which the Participant may elect to receive retirement benefits;

(2) the first day of the one hundred twentieth (120th) month beginning before the Participant reaches Normal Retirement Age; or


401(k)                                 16

(3) the date the Participant begins participation.

(ii) Qualified Joint and Survivor Annuity. An annuity for the life of the Participant with a survivor annuity for the life of the Spouse as described in section 9.4(d).

                       ARTICLE 10: DISTRIBUTION PROVISIONS

10.1 Vesting on Distribution Before Break in Service.

(a) If an Employee terminates service, and the value of the Employee's Vested Account Balance derived from Employer and Employee contributions is not greater than three thousand five hundred dollars ($3,500), the Employee will receive a distribution of the value of the entire vested portion of such Account balance and the nonvested portion will be treated as a forfeiture. For purposes of this section, if the value of an Employee's Vested Account Balance is zero, the Employee shall be deemed to have received a distribution of such Vested Account Balance. A Participant's Vested Account Balance shall not include accumulated deductible Employee Contributions within the meaning of section 72(o)(5)(B) of the Code for Plan Years beginning prior to January 1, 1989.

(b) If an Employee terminates service and elects, in accordance with this ARTICLE, to receive the value of his Vested Account Balance, the nonvested portion will be treated as a forfeiture. If the Employee elects to have distributed less than the entire vested portion of the Account balance derived from Employer Contributions, the part of the nonvested portion that will be treated as a forfeiture is the total nonvested portion multiplied by a fraction, the numerator of which is the amount of the distribution attributable to Employer Contributions and the denominator of which is the total value of the vested Employer derived Account balance.

(c) If an Employee receives a distribution pursuant to this section and the Employee resumes employment covered under this Plan, the Employee's Employer-derived Account balance will be restored to the amount on the date of distribution if the Employee repays to the Plan the full amount of the distribution attributable to Employer Contributions before the earlier of five
(5) years after the first date on which the Participant is subsequently reemployed by the Employer, or the date the Participant incurs five (5) consecutive one (1) year Breaks in Service following the date of the distribution. If an Employee is deemed to receive a distribution pursuant to this section, and the Employee resumes employment covered under this Plan before the date the Participant incurs five (5) consecutive one (1) year Breaks in Service, upon the reemployment of such Employee, the Employer-derived Account balance of the Employee will be restored to the amount on the date of such deemed distribution.

10.2 Restrictions on Immediate Distributions.

(a) If the value of a Participant's Vested Account Balance derived from Employer and Employee Contributions exceeds (or at the time of any prior distribution exceeded) three thousand five hundred dollars ($3,500) and the Account balance is immediately distributable, the Participant and the Participant's Spouse (or where either the Participant or the Spouse has died, the survivor) must consent to any distribution of such Account balance. The consent of the Participant and the Participant's Spouse shall be obtained in writing within the ninety (90) day period ending on the Annuity Starting Date. The Annuity Starting Date is the first day of the first period for which an amount is paid as an annuity or any other form. The Plan Administrator shall notify the Participant and the Participant's Spouse of the right to defer any distribution until the Participant's Account balance is no longer immediately distributable. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of section 417(a)(3), and shall be provided no less than thirty (30) days and no more than ninety (90) days prior to the Annuity Starting Date.

(b) If a distribution is one to which section 401(a)(11) and 417 of the Internal Revenue Code do not apply, the distribution may commence less than thirty (30) days after the notice required under section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

(i) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(ii) the Participant, after receiving the notice, affirmatively elects a distribution.

(c) Notwithstanding the provisions of subsection (a), only the Participant need consent to the commencement of a distribution in the form of a Qualified Joint and Survivor Annuity while the Account balance is immediately distributable. (Furthermore, if payment in the form of a Qualified Joint and Survivor Annuity is not required with respect to the Participant pursuant to section 9.6 of the Plan, only the Participant need consent to the distribution of an Account balance that is immediately distributable). Neither the consent of the Participant nor the Participant's Spouse shall be required to the extent that a distribution is required to satisfy section 401(a)(9) or section 415 of the Code. In addition, upon termination of this Plan if the Plan does not offer an annuity option (purchased from a commercial provider), the Participant's Account balance may, without the Participant's consent, be distributed to the Participant or transferred to another defined contribution plan (other than an employee stock ownership plan as defined in section 4975(e)(7) of the Code) within the same controlled group.

(d) An Account balance is immediately distributable if any part of the Account balance could be distributed to the Participant (or Surviving Spouse) before the Participant attains (or would have attained if not deceased) the later of Normal Retirement Age or age sixty-two (62).

(e) For purposes of determining the applicability of the foregoing consent requirements to distributions made before the first day of the first Plan Year beginning after December 31, 1988, the Participant's Vested Account Balance shall not include amounts attributable to accumulated deductible Employee contributions within the meaning of section 72(o)(5)(B) of the Code.

10.3 Commencement of Benefits.

(a) Unless the Participant elects otherwise, distribution of benefits will begin no later than the sixtieth (60th) day after the latest of the close of the Plan Year in which:

(i) the Participant attains age sixty-five (65) (or Normal Retirement Age, if earlier);

(ii) the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan occurs; or

(iii) the Participant terminates service with the Employer.

(b) Notwithstanding the foregoing, the failure of a Participant and Spouse to consent to a distribution while a benefit is immediately distributable, within the meaning of section 10.2 of the Plan, shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this section.

10.4 Early Retirement With Age and Service Requirement. If a Participant separates from service before satisfying the age requirement for early retirement, but has satisfied the service requirement, the Participant will be entitled to elect an early retirement benefit upon satisfaction of such age requirement.

10.5 Nontransferability of Annuities. Any annuity contract distributed here from must be nontransferable.

10.6 Conflicts With Annuity Contracts. The terms of any annuity contract purchased and distributed by the Plan to a Participant or Spouse shall comply with the requirements of this Plan.


                                       17                          PLAN DOCUMENT

                  ARTICLE 11: TIMING AND MODES OF DISTRIBUTION

11.1 General Rules.

(a) Subject to ARTICLE 9, the requirements of this ARTICLE shall apply to any distribution of a Participant's interest and will take precedence over any inconsistent provisions of this Plan. Unless otherwise specified, the provisions of this ARTICLE apply to calendar years beginning after December 31, 1984.

(b) All distributions required under this ARTICLE shall be determined and made in accordance with the income tax regulations under section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirement of section 1.401(a)(9)-2 of the proposed regulations.

11.2 Required Beginning Date. The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant's Required Beginning Date.

11.3 Limits on Distribution Periods. As of the first Distribution Calendar Year, distributions, if not made in a single-sum, may only be made over one of the following periods (or a combination thereof):

(a) the life of the Participant;

(b) the life of the Participant and a Designated Beneficiary;

(c) a period certain not extending beyond the Life Expectancy of the Participant; or

(d) a period certain not extending beyond the joint and last survivor expectancy of the Participant and a Designated Beneficiary.

11.4 Determination of Amount to be Distributed Each Year.

(a) Individual Account

(i) If a Participant's Benefit is to be distributed over (1) a period not extending beyond the Life Expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's Designated Beneficiary or (2) a period not extending beyond the Life Expectancy of the Designated Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first Distribution Calendar Year, must at least equal the quotient obtained by dividing the Participant's Benefit by the Applicable Life Expectancy.

(ii) For calendar years beginning before January 1, 1989, if the Participant's Spouse is not the Designated Beneficiary, the method of distribution selected must assure that at least fifty percent (50%) of the present value of the amount available for distribution is paid within the Life Expectancy of the Participant.

(iii) For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first Distribution Calendar Year shall not be less than the quotient obtained by dividing the Participant's Benefit by the lesser of (1) the Applicable Life Expectancy or (2) if the Participant's Spouse is not the Designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of section 1.401(a)(9)-2 of the proposed regulations. Distributions after the death of the Participant shall be distributed using the Applicable Life Expectancy in subsection (a)(i) above as the relevant divisor without regard to proposed regulations section 1.401(a)(9)-2.

(iv) The minimum distribution required for the Participant's first Distribution Calendar Year must be made on or before the Participant's Required Beginning Date. The minimum distribution for other calendar years including the minimum distribution for the Distribution Calendar Year in which the Employee's Required Beginning Date occurs, must be made on or before December 31 of that Distribution Calendar Year.

(b) Other Forms. If the Participant's Benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of section 401(a)(9) of the Code and the proposed regulations thereunder.

11.5 Death Distribution Provisions.

(a) Distribution Beginning Before Death. If the Participant dies after distribution of his or her interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

(b) Distribution Beginning After Death. If the Participant dies before distribution of his or her interest begins, distribution of the Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant's death except to the extent that an election is made to receive distributions in accordance with (i) or (ii) below:

(i) if any portion of the Participant's interest is payable to a Designated Beneficiary, distributions may be made over the life or over a period certain not greater than the Life Expectancy of the Designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died;

(ii) if the Designated Beneficiary is the Participant's Surviving Spouse, the date distributions are required to begin in accordance with (i) above shall not be earlier than the later of (1) December 31 of the calendar year immediately following the calendar year in which the Participant died and (2) December 31 of the calendar year in which the Participant would have attained age seventy and one-half (70 1/2).

(c) If the Participant has not made an election pursuant to this section by the time of his or her death, the Participant's Designated Beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this section; or (2) December 31 of the calendar year which contains the fifth (5th) anniversary of the date of death of the Participant. If the Participant has no Designated Beneficiary, or if the Designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(d) For purposes of subsection (b) above, if the Surviving Spouse dies after the Participant, but before payments to such Spouse begin, the provisions of subsection (b), with the exception of paragraph (ii) therein, shall be applied as if the Surviving Spouse were the Participant.

(e) For purposes of this section, any amount paid to a child of the Participant will be treated as if it had been paid to the Surviving Spouse if the amount becomes payable to the Surviving Spouse when the child reaches the age of majority.

(f) For the purposes of this section, distribution of a Participant's interest is considered to begin on the Participant's Required Beginning Date (or, if subsection (d) above is applicable, the date distribution is required to begin to the Surviving Spouse pursuant to subsection (b) above). If distribution in the form of an annuity described in section 11.4 (b) above irrevocably commences to the Participant before the Required Beginning Date, the date distribution is considered to begin is the date distribution actually commences.

11.6 Designation of Beneficiary. Subject to the rules of ARTICLE 9, a Participant (or former Participant) may designate from time to time any person or persons (who may be designated contingently or successively and may be an entity other than a natural person) as his Beneficiary who will be entitled to receive any undistributed amounts credited to the Participant's separate Account under the Plan at the time of the Participant's death. Any such Beneficiary designation by a Participant shall be made in writing in the manner pre-


401(k)                                 18
scribed by the Plan Administrator, and shall be effective only when filed with the Plan Administrator during the Participant's lifetime. A Participant may change or revoke his Beneficiary designation at any time in the manner prescribed by the Plan Administrator. If any portion of the Participant's Account is invested in insurance pursuant to ARTICLE 14, the Beneficiary of the benefits under the insurance policy shall be the person or persons designated under the policy. If the Designated Beneficiary (or each of the Designated Beneficiaries) predeceases the Participant, the Participant's Beneficiary designation shall be ineffective. If no Beneficiary designation is in effect at the time of the Participant's death, his Beneficiary shall be his estate.

11.7 Definitions.

(a) Applicable Life Expectancy. The Life Expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or Designated Beneficiary) as of the Participant's (or Designated Beneficiary's) birthday in the applicable calendar year reduced by one (1) for each calendar year which has elapsed since the date Life Expectancy was first calculated. If Life Expectancy is being recalculated, the Applicable Life Expectancy shall be the Life Expectancy as so recalculated. The applicable calendar year shall be the first Distribution Calendar Year, and if Life Expectancy is being recalculated such succeeding calendar year. If annuity payments commence in accordance with section 11.4(b) before the Required Beginning Date, the applicable calendar year is the year such payments commence. If distribution is in the form of an immediate annuity purchased after the Participant's death with the Participant's remaining interest, the applicable calendar year is the year of purchase.

(b) Designated Beneficiary. The individual who is designated as the Beneficiary under the Plan in accordance with section 401(a)(9) and the proposed regulations thereunder.

(c) Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to section 11.5 above.

(d) Life Expectancy.

(i) Life Expectancy and joint and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of section 1.72-9 of the income tax regulations.

(ii) Unless otherwise elected by the Participant (or Spouse, in the case of distributions described in section 11.5(b)(ii) above) by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant (or Spouse) and shall apply to all subsequent years. The Life Expectancy of a non-Spouse Beneficiary may not be recalculated.

(e) Participant's Benefit.

(i) The Account balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.

(ii) For purposes of subsection (i) above, if any portion of the minimum distribution for the first Distribution Calendar Year is made in the second Distribution Calendar Year on or before the Required Beginning Date, the amount of the minimum distribution made in the second Distribution Calendar Year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

(f) Required Beginning Date.

(i) General Rule. The Required Beginning Date of a Participant is the first day of April of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70 1/2).

(ii) Transitional Rules. The Required Beginning Date of a Participant who attains age seventy and one-half (70 1/2) before January 1, 1988, shall be determined in accordance with (1) or (2) below:

(1) Non-Five-Percent Owners. The Required Beginning Date of a Participant who is not a Five Percent (5%) Owner is the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age seventy and one-half (70 1/2) occurs.

(2) Five Percent Owners. The Required Beginning Date of a Participant who is a Five Percent (5%) Owner during any year beginning after December 31, 1979, is the first day of April following the later of:

(A) the calendar year in which the Participant attains age seventy and one-half (70 1/2); or

(B) the earlier of the calendar year with or within which ends the Plan Year in which the Participant becomes a Five Percent (5%) Owner, or the calendar year in which the Participant retires.

The Required Beginning Date of a Participant who is not a Five Percent (5%) Owner who attains age seventy and one-half (70 1/2) during 1988 and who has not retired as of January 1, 1989, is April 1, 1990.

(iii) Five Percent Owner. A Participant is treated as a Five Percent (5%) Owner for purposes of this section if such Participant is a Five Percent (5%) Owner as defined in section 416(i) of the Code (determined in accordance with section 416 but without regard to whether the Plan is top-heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age sixty-six and one-half (66 1/2) or any subsequent year.

(iv) Once distributions have begun to a Five Percent (5%) Owner under this section, they must continue to be distributed, even if the Participant ceases to be a Five Percent (5%) Owner in a subsequent year.

11.8 Transitional Rule.

(a) Notwithstanding the other requirements of this ARTICLE and subject to the requirements of ARTICLE 9, distribution on behalf of any Employee, including a Five Percent (5%) Owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences):

(i) The distribution by the Plan is one which would not have disqualified the Plan under section 401(a)(9) of the Internal Revenue Code as in effect prior to amendment by the Deficit Reduction Act of 1984.

(ii) The distribution is in accordance with a method of distribution designated by the Employee whose interest in the Plan is being distributed or, if the Employee is deceased, by a Beneficiary of such Employee.

(iii) Such designation was in writing, was signed by the Employee or the Beneficiary, and was made before January 1, 1984.

(iv) The Employee had accrued a benefit under the Plan as of December 31, 1983.

(v) The method of distribution designated by the Employee or the Beneficiary specifies the time at which distributions will be made, and in the case of any distribution upon the Employee's death, the Beneficiaries of the Employee listed in order of priority.

(b) A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Employee.

(c) For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Employee, or the Beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing


                                       19                          PLAN DOCUMENT
and the distribution satisfies the requirements in subsections (a)(i) and
(a)(v).

(d) If a designation is revoked, any subsequent distribution must satisfy the requirements of section 401(a)(9) of the Code and the proposed regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Trust must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy section 401(a)(9) of the Code and the regulations thereunder but for the section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in section 1.401(a)(9)-2 of the proposed regulations. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Q&A J-2 and Q&A J-3 shall apply.

11.9 Optional Forms of Benefit.

(a) Except to the extent benefits are required to be paid in the form of an automatic joint and survivor annuity under ARTICLE 9, any amount which a Participant shall be entitled to receive under the Plan shall be distributed in one or a combination of the following ways:

(i) in a lump-sum payment of cash, the amount of which shall be determined by redeeming all Shares credited to the Participant's Account under the Plan as of the date of distribution;

(ii) in a lump-sum payment including a distribution in kind of all Shares credited to the Participant's Account under the Plan as of the date of distribution;

(iii) in substantially equal monthly, quarterly, or annual installment payments of cash, or the distribution of Shares in kind, over a period certain not to exceed the Life Expectancy of the Participant or the joint and last survivor Life Expectancy of the Participant and his Beneficiary, determined in each case as of the earlier of: (l) the end of the Plan Year in which occurs the event entitling the Participant to a distribution of benefits, or (2) the date such installments commence;

(iv) if permitted by the Sponsor, in monthly, quarterly, or annual installment payments of cash, or the distribution of Shares in kind, so that the amount distributed in each Plan Year equals the quotient obtained by dividing the Participant's Account at the beginning of that Plan Year by the joint and last survivor Life Expectancy of the Participant and the Beneficiary for that Plan Year. The Life Expectancy will be computed using the recomputation method described in section 11.7(d). Unless the Spouse of the retired Participant is the Beneficiary, the actuarial present value of all expected payments to the retired Participant must be more than fifty percent (50%) of the actuarial present value of payments to the retired Participant and the Beneficiary; or

(v) by application of the Participant's vested Account to the purchase of a nontransferable immediate or deferred annuity contract, on an individual or group basis. Unless the Spouse of the retired Participant is the Beneficiary, the actuarial present value of all expected payments to the retired Participant must be more than fifty percent (50%) of the actuarial present value of payments to the retired Participant and the Beneficiary.

(b) If the Participant fails to select a method of distribution, except as may be required by ARTICLE 9, all amounts which he is entitled to receive under the Plan shall be distributed to him in a lump-sum payment.

11.10 Direct Rollover. This section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. For purposes of this section only, the following definitions and rules of interpretation shall apply:

(a) Distributee is an Employee or former Employee. In addition, the Employee or former Employee's surviving spouse and the Employee or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order as defined in section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

(b) Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

(c) Eligible Retirement Plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or another qualified plan, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity only.

(d) Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                             ARTICLE 12: WITHDRAWALS

12.1 Withdrawal of Nondeductible Voluntary Contributions. Subject to the Qualified Election requirements of ARTICLE 9 and section 12.4, any Participant who has made nondeductible voluntary contributions may, upon thirty (30) days notice in writing filed with the Plan Administrator, have paid to him all or any portion of the fair market value of his nondeductible voluntary contribution subaccount.

12.2 Withdrawal of Elective Deferral. Subject to the Qualified Election requirements of ARTICLE 9 and section 12.4, any Participant who has made Elective Deferral and who has attained age fifty-nine and one-half (59 1/2) may, upon thirty (30) days notice in writing filed with the Plan Administrator, have paid to him all or any portion of the fair market value of his elective deferral subaccount.

12.3 Hardship Withdrawals.

(a) Distribution of Elective Deferral (and earnings thereon accrued as of December 31, 1988) may be made to a Participant in the event of hardship. For the purposes of this section, hardship is defined as an immediate and heavy financial need of the Employee where such Employee lacks other available resources. Hardship distributions are subject to the spousal consent requirements contained in sections 401(a)(11) and 417 of the Code unless section
9.6 is applicable.

(b) The only financial needs considered immediate and heavy are the following:


401(k)                                 20

(i) deductible medical expenses (within the meaning of section 213(d) of the Code) of the Employee, the Employee's Spouse, children or dependents;

(ii) the purchase (excluding mortgage payments) of a principal residence for the Employee;

(iii) payment of tuition for the next quarter or semester of post-secondary education for the Employee, the Employee's Spouse, children or dependents; or

(iv) the need to prevent the eviction of the Employee from, or a foreclosure on the mortgage of, the Employee's principal residence.

(c) A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Employee only if:

(i) the Employee has obtained all distributions, other than hardship distributions, and all nontaxable loans under all plans maintained by the Employer;

(ii) all plans maintained by the Employer provide that the Employee's Elective Deferral (and Employee Contributions) will be suspended for twelve (12) months after the receipt of the hardship distribution;

(iii) the distribution is not in excess of the amount of an immediate and heavy financial need; and

(iv) all plans maintained by the Employer provide that the Employee may not make Elective Deferral for the Employee's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under section 402(g) of the Code for such taxable year less the amount of such Employee's Elective Deferral for the taxable year of the hardship distribution.

12.4 Manner of Making Withdrawals. Any withdrawal by a Participant under the Plan shall be made only after the Participant files a written request with the Plan Administrator specifying the nature of the withdrawal (and the reasons therefore, if a hardship withdrawal), and the amount of funds requested to be withdrawn. Upon approving any withdrawal, the Plan Administrator shall furnish the Trustee with written instructions directing the Trustee to make the withdrawal in a lump-sum payment of cash to the Participant. In making any withdrawal payment, the Trustee shall be fully entitled to rely on the instructions furnished by the Plan Administrator, and shall be under no duty to make any inquiry or investigation with respect thereto. Unless section 9.6 is applicable, if the Participant is married, his Spouse must consent to the withdrawal pursuant to a Qualified Election (as defined in section 9.4(c)) within the ninety (90) day period ending on the date of the withdrawal.

12.5 Limitations on Withdrawals. The Plan Administrator may prescribe uniform and nondiscriminatory rules and procedures limiting the number of times a Participant may make a withdrawal under the Plan during any Plan Year, and the minimum amount a Participant may withdraw on any single occasion.

                                ARTICLE 13: LOANS

13.1 General Provisions.

(a) If the Adoption Agreement so provides and the Employer so elects, loans shall be made available to any Participant or Beneficiary who is a party-in-interest (as defined in section 3(14) of ERISA) on a reasonably equivalent basis. A Participant or Beneficiary who is not a party-in-interest (as defined in section 3(14) of ERISA) shall not be eligible to receive a loan under this ARTICLE.

(b) Loans shall not be made available to Highly-Compensated Employees without regard to any available election in an amount greater than the amount made available to other Employees.

(c) Loans must be adequately secured and bear a reasonable interest rate.

(d) No Participant loan shall exceed the present value of the Participant's Vested Account Balance.

(e) Unless section 9.6 is applicable, a Participant must obtain the consent of his or her Spouse, if any, to use of the Account balance as security for the loan. Spousal consent shall be obtained no earlier than the beginning of the ninety (90) day period that ends on the date on which the loan is to be so secured. The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a Plan representative or notary public. Such consent shall thereafter be binding with respect to the consenting Spouse or any subsequent Spouse with respect to that loan. A new consent shall be required if the Account balance is used for renegotiation, extension, renewal or other revision of the loan.

(f) In the event of default, foreclosure on the note and attachment of security will not occur until a distributable event occurs under the Plan.

(g) Loans will not be made to any shareholder-employee or Owner-Employee. For purposes of this requirement, a shareholder-employee means an Employee or officer of an electing small business (subchapter S) corporation who owns (or is considered as owning within the meaning of section 318(a)(1) of the Code), on any day during the taxable year of such corporation, more than five percent (5%) of the outstanding stock of the corporation.

(h) If a valid spousal consent has been obtained in accordance with subsection
(e), then, notwithstanding any other provision of this Plan, the portion of the Participant's Vested Account Balance used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the Account balance payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than one hundred percent (100%) of the Participant's Vested Account Balance (determined without regard to the preceding sentence) is payable to the Surviving Spouse, then the Account balance shall be adjusted by first reducing the Vested Account Balance by the amount of the security used as repayment of the loan, and then determining the benefit payable to the Surviving Spouse.

13.2 Administration of Loan Program.

(a) The Plan's loan program will be administered by the Plan Administrator.

(b) Loan requests shall be made on a form prescribed by the Plan Administrator and shall comply with section 13.4.

(c) Loan requests that comply with all the requirements of this ARTICLE shall be approved by the Plan Administrator.

(d) The rate of interest to be charged on loans shall be determined under section 13.5.

(e) The only collateral that may be used as security for a loan, and the limitations and requirements applicable, are determined under section 13.6.

(f) The rules regarding defaults are set forth in section 13.9.

13.3 Amount of Loan. Loans to any Participant or Beneficiary will not be made to the extent that such loan, when added to the outstanding balance of all other loans to the Participant or Beneficiary, would exceed the lesser of:

(a) fifty thousand dollars ($50,000) reduced by the excess (if any) of the highest outstanding balance of loans during the one (1) year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made; or

(b) one-half (1/2) the present value of the nonforfeitable accrued benefit of the Participant.

(c) For the purpose of the above limitation, all loans from all plans of the Employer and other members of a group of employers described in sections 414(b), 414(c) and 414(m) of the Code are aggregated.

13.4 Manner of Making Loans. A request by a Participant for a loan shall be made in writing to the Plan Administrator and shall specify


                                       21                          PLAN DOCUMENT
the amount of the loan, and the subaccount(s) or Shares of the Participant from which the loan should be made. The terms and conditions on which the Plan Administrator shall approve loans under the Plan shall be applied on a uniform and nondiscriminatory basis with respect to all Participants. If a Participant's request for a loan is approved by the Plan Administrator, the Plan Administrator shall furnish the Trustee with written instructions directing the Trustee to make the loan in a lump-sum payment of cash to the Participant. In making any loan payment under this ARTICLE, the Trustee shall be fully entitled to rely on the instructions furnished by the Plan Administrator, and shall be under no duty to make any inquiry or investigation with respect thereto.

13.5 Terms of Loan. Loans shall be made on such terms and subject to such limitations as the Plan Administrator may prescribe. Furthermore, any loan shall, by its terms, require that repayment (principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five (5) years from the date of the loan, unless such loan is used to acquire a dwelling unit which, within a reasonable time (determined at the time the loan is made) will be used as the principal residence of the Participant. The rate of interest to be charged shall be determined by the Plan Administrator in accordance with the rates quoted by representative financial institutions in the local area for similar loans.

13.6 Security for Loan. Any loan to a Participant under the Plan shall be secured by the pledge of all the Participant's right, title and interest in the Trust except that Elective Deferral shall not be security for loans except to the extent necessary to adequately secure the loan. Such pledge shall be evidenced by the execution of a promissory note by the Participant which shall provide that, in the event of any default by the Participant on a loan repayment, the Plan Administrator shall be authorized (to the extent permitted by law) to deduct the amount of the loan outstanding and any unpaid interest due thereon from the Participant's wages or salary to be thereafter paid by the Employer, and to take any and all other actions necessary and appropriate to enforce collection of the unpaid loan. An assignment or pledge of any portion of the Participant's interest in the Plan and a loan, pledge, or assignment with respect to any insurance contract purchased under the Plan, will be treated as a loan under this section. In the event the value of the Participant's vested Account at any time is less than one hundred twenty five percent (125%) of the outstanding loan balance, the Plan Administrator shall request additional collateral of sufficient value to adequately secure the repayment of the loan. Failure to provide such additional collateral upon a request of the Plan Administrator shall constitute an event of default.

13.7 Segregated Investment. Loans shall be considered a Participant directed investment and, for the limited purposes of allocating earnings and losses pursuant to ARTICLE 5, shall not be considered a part of the common fund under the Trust.

13.8 Repayment of Loan. The Plan Administrator shall have the sole responsibility for ensuring that a Participant timely makes all loan repayments, and for notifying the Trustee in the event of any default by the Participant on the loan. Each loan repayment shall be paid to the Trustee, and shall be accompanied by written instructions from the Plan Administrator that identify the Participant on whose behalf the loan repayment is being made.

13.9 Default on Loan.

(a) In the event of a termination of the Participant's employment with the Affiliated Employers or a default by a Participant on a loan repayment, all remaining payments on the loan shall be immediately due and payable. The Employer shall, upon the direction of the Plan Administrator, to the extent permitted by law, deduct the total amount of the loan outstanding and any unpaid interest due thereon from the wages or salaries payable to the Participant by the Employer in accordance with the Participant's promissory note. In addition, the Plan Administrator shall take any and all other actions necessary and appropriate to enforce collection of the unpaid loan. However, attachment of the Participant's Account pledged as security will not occur until a distributable event occurs under the Plan.

(b) For purposes of this section, the term "default" shall mean failure, by a period of at least ten (10) days, to make any loan payment (whether principal or interest or both) that is due and payable. Neither the Plan Administrator nor any other fiduciary is required to give any written or oral notice of default.

13.10 Unpaid Amounts. Upon the occurrence of a Participant's retirement or death, or upon a Participant's fifth (5th) consecutive Break in Service or earlier distribution, the unpaid balance of any loan, including any unpaid interest, shall be deducted from any payment or distribution from the Trust to which such Participant or his Beneficiary may be entitled. If after charging the Participant's Account with the unpaid balance of the loan, including any unpaid interest, there still remains an unpaid balance of any such loan and interest, then the remaining unpaid balance of such loan and interest shall be charged against any property pledged as security with respect to such loan.

                              ARTICLE 14: INSURANCE

14.1 Insurance. If the Adoption Agreement so provides and the Employer elects to allocate or permit Participants to allocate a portion of their Accounts to purchase life insurance, the ensuing subsections of this ARTICLE shall apply.

14.2 Policies. The Plan Administrator shall instruct the Trustee to procure one or more life insurance policies on the Participant's life, the terms of which shall conform to the requirements of the Plan and the Code. The policies and the companies which write them shall be subject to the approval of the Plan Administrator and the Trustee. The Trustee shall procure and hold such policies in its name or the name of the nominee. The Trustee shall be the sole owner of all contracts purchased hereunder, and it shall be so designated in each policy and application therefore.

14.3 Beneficiary. The Participant shall have the right to name the Beneficiary and choose the benefit option under the policy for the Beneficiary. The Trustee shall designate the Beneficiary of all such policies in accordance with the written directions of the Plan Administrator and the policy terms. Such designation may be outlined in the original application as forwarded to the issuing company. However, the Plan Administrator shall have available and shall furnish the Participant with the necessary forms for any Beneficiary designation or change of Beneficiary and it will keep a copy of all executed designations as part of its records. Upon a Participant's death, the Plan Administrator will promptly furnish the Trustee a copy of the last designation and shall authorize the Trustee to complete such forms as the insurance company may require in order to effect the benefit option.

14.4 Payment of Premiums. Subject to the provisions of sections 7.3 and 14.5, premium payments to the insurer may be made only by the Trustee with respect to any insurance policy purchased on behalf of a Participant and shall constitute first an investment of a portion of the funds of the Participant's Employer Contribution subaccounts up to the maximum amount of such subaccounts permitted to be applied toward such premium payments, as provided in section 14.5. If a Participant's subaccounts lack sufficient assets to pay premiums on a life insurance policy due on his behalf, the Trustee, at the direction of the Plan Administrator, acting upon the request of the Participant, shall borrow under the policy loan provisions, if any, the amount necessary to pay such premiums, using the cash value of the insurance as security, or the Trustee may liquidate assets held in the Participant's Account, in the same order, of sufficient value to pay such premiums. Any loans shall be repaid by the application of earnings, contributions, or forfeitures to the Account of the Participant insured by such policy. In the absence of the Plan Administrator's direction to borrow


401(k)                                 22
or to liquidate assets to pay premiums, the life insurance policy shall be put on a paid-up basis or, if it has no cash value, cancelled.

14.5 Limitation on Insurance Premiums. The Trustee shall not pay, nor shall anyone on behalf of the Trustee pay, any life insurance premium for any Participant out of the Participant's Employer Contribution subaccounts unless the amount of such payment, plus all premiums previously so paid on behalf of the Participant, is less than fifty percent (50%) of the Employer Contributions and forfeitures allocated to the Participant's Employer Contribution subaccounts as determined on the date such premium is paid with respect to reserve life insurance policies and shall be less than twenty-five percent (25%) thereof with respect to nonreserve (term) policies, or, if both reserve life and term insurance are purchased on the life of any Participant, the sum of the term insurance premium plus one-half of the reserve life premiums may not exceed twenty-five percent (25%) of the Employer Contributions made on behalf of such Participant. For purposes of these incidental insurance provisions, reserve life insurance contracts are contracts with both nondecreasing death benefits and nonincreasing premiums. Dividends received on life insurance policies shall be considered a reduction of premiums paid in such computations.

If payment of premiums on a Participant's life insurance policy is prohibited because of the limitation, the Trustee, as directed by the Plan Administrator, shall permit the Participant to maintain that part of the coverage made available by the prohibited premiums, either by payment of the amount of the prohibited premium by the Participant from sources other than the Trust or by distributing the policy to the extent of the Participant's vested interest to the Participant and eliminating it from the Trust. Nothing contained in the foregoing provisions of section 14.4 and this section 14.5 shall be deemed to authorize the payment of any premium or premiums for any Participant which would result in a failure to maintain any mandatory investment in Shares required by the Sponsor in the Account or subaccounts of any such Participant.

14.6 Insurance Company. No insurance company which may issue any policies for the purposes of this Plan shall be required to take or permit any action contrary to the provisions of said policies, nor shall such insurance company be deemed to be a party to, or responsible for the validity of, this Plan for any purpose. No such insurance company shall be required to look into the terms of this Plan or question any action of the Trustee hereunder, nor be responsible to see that any action of the Trustee is authorized under the terms of this Plan. Any such issuing insurance company shall be fully discharged from any and all liability for any amount paid to the Trustee or paid in accordance with the direction of the Trustee, as the case may be, or for any change made or action taken by such insurance company upon such direction and no such insurance company shall be obliged to see to the distribution or further application of any monies paid by it. The certificate of the Trustee signed by one of its trust officers, assistant secretary, or other authorized representative thereof may be received by any insurance company as conclusive evidence of any of the matters mentioned in this Plan, and any insurance company shall be fully protected in taking or permitting any action on the faith thereof and shall incur no liability or responsibility for so doing.

14.7 Distribution of Policies. Upon a Participant's death, the Trustee, upon direction of the Plan Administrator, shall procure the payment of the proceeds of any policy held by the Participant in accordance with its terms and this Plan. The Trustee shall be required to pay over all the proceeds of any policy to the Participant's designated Beneficiary in accordance with the distribution provisions of this Plan. A Participant's Spouse will be the designated Beneficiary unless a Qualified Election has been made in accordance with section 9.4(c) of the Plan. Under no circumstances shall the Trust retain any part of the proceeds. Subject to the joint and survivor annuity requirements of section
ARTICLE 9, the policies shall be converted or distributed upon commencement of benefits in accordance with the provisions of this section. Upon a Participant's retirement at or after his Normal Retirement Age, unless there is a single sum distribution in which case any policy shall be distributed, any such policy shall be converted to a paid-up contract and delivered to the Participant but the Plan Administrator may, with the Participant's consent, direct that a portion or all of such cash value of the policy be converted to provide retirement income as permitted within the terms of the policy and this Plan. Upon a Participant's retirement due to Total and Permanent Disability, any such policy shall be held for his account and assigned or delivered to the Participant in addition to any other benefits provided by this Plan. Upon a Participant's termination of employment for reasons other than death, Total and Permanent Disability or retirement as stated above, to the extent of life insurance purchased by Employer Contributions, he shall be entitled to a vested interest in any policy held for his account as his interest is vested in the remainder of his Employer Contribution subaccounts (exclusive of any such policy). Whenever the Participant is entitled to one hundred percent (100%) vesting, then such policy shall be assigned and delivered to the Participant in accordance with its terms and the terms of this Plan. Whenever the Participant is entitled to a vesting of less than one hundred percent (100%), then the Participant shall be entitled to a vested interest of the cash surrender value of any such policy equal to his vested interest in his Employer Contribution subaccounts, exclusive of the policy, and one of the following distribution procedures shall apply:

(a) If the nonvested portion of the cash surrender value of all policies held for the Participant's Account is less than the amount of his vested termination benefit exclusive of the policies, then such policy shall be assigned to the Participant and the remainder of the Participant's vested interest in the Participant's Employer Contribution subaccounts shall be reduced by the cash surrender value of the nonvested portion of all policies, after which it shall be paid or distributed to the Participant in accordance with the terms of the Plan; or

(b) If the nonvested portion of the cash surrender value of all policies held for the Participant's Account exceeds the Participant's vested interest in the Employer Contribution subaccount exclusive of such policies, the Participant shall be given the opportunity to purchase such policies by paying to the Trustee the amount of such excess within thirty (30) days after notice to him of the amount to be paid. Upon receipt of such payment said policy shall be assigned and delivered to the Participant to the full satisfaction of all termination benefits under this Plan. Any such policy not so purchased shall be surrendered by the Trustee for its cash value and the proceeds thereof deposited in the Trust for reallocation pursuant to ARTICLE 5.

It is the intention hereof that the total termination benefit of a Participant whose interest is not fully vested shall be equal to the sum of the vested percentage of his Employer Contribution subaccounts exclusive of all such policies and the same percentage of the cash value of all such policies held for his Account. To the extent possible under the foregoing provisions, such total termination benefits shall be satisfied by the transfer and delivery to the Participant of one or more such policies with the balance, if any, to be paid in cash or in kind.

14.8 Policy Features. The Trustee shall arrange, where possible, that all policies purchased for the benefit of a Participant shall have the same dividend option which shall be on the premium reduction plan, and as nearly as may be possible all policies issued under the Plan shall have the same anniversary date. To the extent any dividends or credits earned on insurance policies are not applied toward the next premiums due, they shall be allocated to the Participant's Employer Contribution subaccount in the same manner as a Participant directed investment.

14.9 Changed Conditions. From time to time because of changed conditions, the Trustee, acting at the direction of the Plan Administrator upon the election of the Participant concerned, shall obtain an addi-


                                       23                          PLAN DOCUMENT
tional contract or policy or make such change in the contracts or policies maintained by the Trustee on the life of the Participant as may be required by such changed conditions, within the limits permitted by the insurance company which issued or is requested to issue a contract and the limits established by this Plan.

14.10 Conflicts. In the event of any conflict between the terms of the Plan and the provisions of any contract issued hereunder, the terms of the Plan shall control.

                           ARTICLE 15: ADMINISTRATION

15.1 Duties and Responsibilities of Fiduciaries; Allocation of Fiduciary Responsibility. A fiduciary of the Plan shall have only those specific powers, duties, responsibilities, and obligations as are explicitly given him under the Plan and Trust Agreement. In general, the Employer shall have the sole responsibility for making contributions to the Plan required under ARTICLE 4; appointing the Trustee and the Plan Administrator; and determining the funds available for investment under the Plan. The Plan Administrator shall have the sole responsibility for the administration of the Plan, as more fully described in section 15.2. It is intended that each fiduciary shall be responsible only for the proper exercise of his own powers, duties, responsibilities, and obligations under the Plan and Trust Agreement, and shall not be responsible for any act or failure to act of another fiduciary. A fiduciary may serve in more than one fiduciary capacity with respect to the Plan.

15.2 Powers and Responsibilities of the Plan Administrator.

(a) Administration of the Plan. The Plan Administrator shall have all powers necessary to administer the Plan, including the power to construe and interpret the Plan documents; to decide all questions relating to an individual's eligibility to participate in the Plan; to determine the amount, manner and timing of any distribution of benefits or withdrawal under the Plan; to approve and ensure the repayment of any loan to a Participant under the Plan; to resolve any claim for benefits in accordance with section 15.7; and to appoint or employ advisors, including legal counsel, to render advice with respect to any of the Plan Administrator's responsibilities under the Plan. Any construction, interpretation, or application of the Plan by the Plan Administrator shall be taken pursuant to uniform standards to all persons similarly situated. The Plan Administrator shall have no power to add to, subtract from, or modify any of the terms of the Plan, or to change or add to any benefits by the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan.

(b) Records and Reports. The Plan Administrator shall be responsible for maintaining sufficient records to reflect the Eligibility Computation Periods in which an Employee is credited with one or more Years of Service for purposes of determining his eligibility to participate in the Plan, and the Compensation of each Participant for purposes of determining the amount of contributions that may be made by or on behalf of the Participant under the Plan. The Plan Administrator shall be responsible for submitting all required reports and notifications relating to the Plan to Participants or their Beneficiaries, the Internal Revenue Service and the Department of Labor.

(c) Furnishing Trustee with Instructions. The Plan Administrator shall be responsible for furnishing the Trustee with written instructions regarding all contributions to the Trust, all distributions to Participants in accordance with
ARTICLE 10, all withdrawals by Participants in accordance with ARTICLE 12, all loans to Participants in accordance with ARTICLE 13 and all purchases of life insurance in accordance with ARTICLE 14. In addition, the Plan Administrator shall be responsible for furnishing the Trustee with any further information respecting the Plan which the Trustee may request for the performance of its duties or for the purpose of making any returns to the Internal Revenue Service or Department of Labor as may be required by the Trustee.

(d) Rules and Decisions. The Plan Administrator may adopt such rules as it deems necessary, desirable, or appropriate in the administration of the Plan. All rules and decisions of the Plan Administrator shall be applied uniformly and consistently to all Participants in similar circumstances. When making a determination or calculation, the Plan Administrator shall be entitled to rely upon information furnished by a Participant or Beneficiary, the Employer, the legal counsel of the Employer, or the Trustee.

(e) Application and Forms for Benefits. The Plan Administrator may require a Participant or Beneficiary to complete and file with it an application for a benefit, and to furnish all pertinent information requested by it. The Plan Administrator may rely upon all such information so furnished to it, including the Participant's or Beneficiary's current mailing address.

(f) Facility of Payment. Whenever, in the Plan Administrator's opinion, a person entitled to receive a payment of a benefit or installment thereof is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, as determined by a court of competent jurisdiction, it may direct the Trustee to make payments to such person or to the legal representative or to a relative or friend of such person for that person's benefit, or it may direct the Trustee to apply the payment for the benefit of such person in such manner as it considers advisable.

15.3 Allocation of Duties and Responsibilities. The Plan Administrator may, by written instrument, allocate among its members or employees any of its duties and responsibilities not already allocated under the Plan or may designate persons other than members or employees to carry out any of the Plan Administrator's duties and responsibilities under the Plan. Any such duties or responsibilities thus allocated must be described in the written instrument. If a person other than an Employee of the Employer is so designated, such person must acknowledge in writing his acceptance of the duties and responsibilities allocated to him.

15.4 Appointment of the Plan Administrator. The Employer shall designate in the Adoption Agreement the Plan Administrator who shall administer the Employer's Plan. Such Plan Administrator may consist of an individual, a committee of two or more individuals, whether or not, in either such case, the individual or any of such individuals are Employees of the Employer, a consulting firm or other independent agent, the Trustee (with its consent), or the Employer itself. The Plan Administrator shall be charged with the full power and the responsibility for administering the Plan in all its details. If no Plan Administrator has been appointed by the Employer, or if the person designated as Plan Administrator by the Employer is not serving as such for any reason, the Employer shall be deemed to be the Plan Administrator of the Plan. The Plan Administrator may be removed by the Employer, or may resign by giving notice in writing to the Employer, and in the event of the removal, resignation, death, or other termination of service by the Plan Administrator, the Employer shall, as soon as practicable, appoint a successor Plan Administrator, such successor thereafter to have all of the rights, privileges, duties and obligations of the predecessor Plan Administrator.

15.5 Expenses. The Employer shall pay all expenses authorized and incurred by the Plan Administrator in the administration of the Plan except to the extent such expenses are paid from the Trust.

15.6 Liabilities. The Plan Administrator and each person to whom duties and responsibilities have been allocated pursuant to section 15.3 may be indemnified and held harmless by the Employer with respect to any alleged breach of responsibilities performed or to be performed hereunder. The Employer and each Affiliated Employer shall indemnify and hold harmless the Sponsor against all claims, liabilities, fines, and penalties and all expenses reasonably incurred by or imposed upon him (including, but not limited to, reasonable


401(k)                                 24
attorney's fees) which arise as a result of actions or failure to act in connection with the operation and administration of the Plan.

15.7 Claims Procedure.

(a) Filing a Claim. Any Participant or Beneficiary under the Plan may file a written claim for a Plan benefit with the Plan Administrator or with a person named by the Plan Administrator to receive claims under the Plan.

(b) Notice of Denial of Claim. In the event of a denial or limitation of any benefit or payment due to or requested by any Participant or Beneficiary under the Plan ("claimant"), claimant shall be given a written notification containing specific reasons for the denial or limitation of his benefit. The written notification shall contain specific reference to the pertinent Plan provisions on which the denial or limitation of his benefit is based. In addition, it shall contain a description of any other material or information necessary for the claimant to perfect a claim, and an explanation of why such material or information is necessary. The notification shall further provide appropriate information as to the steps to be taken if the claimant wishes to submit his claim for review. This written notification shall be given to a claimant within ninety (90) days after receipt of his claim by the Plan Administrator unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of said ninety (90) day period, and such notice shall indicate the special circumstances which make the postponement appropriate.

(c) Right of Review. In the event of a denial or limitation of his benefit, the claimant or his duly authorized representative shall be permitted to review pertinent documents and to submit to the Plan Administrator issues and comments in writing. In addition, the claimant or his duly authorized representative may make a written request for a full and fair review of his claim and its denial by the Plan Administrator; provided, however, that such written request must be received by the Plan Administrator (or its delegate to receive such requests) within sixty (60) days after receipt by the claimant of written notification of the denial or limitation of the claim. The sixty (60) day requirement may be waived by the Plan Administrator in appropriate cases.

(d) Decision on Review. A decision shall be rendered by the Plan Administrator within sixty (60) days after the receipt of the request for review, provided that where special circumstances require an extension of time for processing the decision, it may be postponed on written notice to the claimant (prior to the expiration of the initial sixty (60) day period) for an additional sixty (60) days, but in no event shall the decision be rendered more than one hundred twenty (120) days after the receipt of such request for review. Any decision by the Plan Administrator shall be furnished to the claimant in writing and shall set forth the specific reasons for the decision and the specific Plan provisions on which the decision is based.

(e) Court Action. No Participant or Beneficiary shall have the right to seek judicial review of a denial of benefits, or to bring any action in any court to enforce a claim for benefits prior to filing a claim for benefits or exhausting his rights to review under this section.

                             ARTICLE 16: AMENDMENT,
                             TERMINATION AND MERGER

16.1 Sponsor's Power to Amend. The Sponsor may amend any part of the Plan. For purposes of Sponsor's amendments, the mass submitter shall be recognized as the agent of the Sponsor. If the Sponsor does not adopt the amendments made by the mass submitter, it will no longer be identical to or a minor modifier of the mass submitter plan.

16.2 Amendment by Adopting Employer.

(a) The Employer may:

(i) change the choice of options in the Adoption Agreement;

(ii) add overriding language in the Adoption Agreement when such language is necessary to satisfy section 415 or section 416 of the Code because of the required aggregation of multiple plans; and

(iii) add certain model amendments published by the Internal Revenue Service which specifically provide that their adoption will not cause the Plan to be treated as individually designed.

(b) An Employer that amends the Plan for any other reason, including a waiver of the minimum funding requirement under section 412(d) of the Code, will no longer participate in this prototype plan and will be considered to have an individually designed plan.

16.3 Vesting Upon Plan Termination. In the event of the termination or partial termination of the Plan, the Account balance of each affected Participant will be nonforfeitable.

16.4 Vesting Upon Complete Discontinuance of Contributions. In the event of a complete discontinuance of contributions under the Plan, the Account balance of each affected Participant will be nonforfeitable.

16.5 Maintenance of Benefits Upon Merger. In the event of a merger or consolidation with, or transfer of assets to any other plan, each Participant will receive a benefit immediately after such merger, consolidation or transfer (if the Plan then terminated) which is at least equal to the benefit the Participant was entitled to immediately before such merger, consolidation or transfer (if the Plan had been terminated).

16.6 Special Amendments. The Employer may from time to time make any amendment to the Plan that may be necessary to satisfy section 415 or 416 of the Code. Any such amendment will be adopted by the Employer by completing overriding Plan language in the Adoption Agreement. In the event of such an amendment, the Employer must obtain a separate determination letter from the Internal Revenue Service to continue reliance on the Plan's qualified status.

16.7 Form of Action. The Sponsor or the Employer may take any action contemplated by the Plan, including without limitation action to amend or terminate the Plan, by action of its Board of Directors or, for an unincorporated Employer, by action of its partners or other governing body.

                            ARTICLE 17: MISCELLANEOUS

17.1 Exclusive Benefit of Participants and Beneficiaries.

(a) All assets of the Trust shall be retained for the exclusive benefit of Participants and their Beneficiaries, and shall be used only to pay benefits to such persons or to pay the fees and expenses of the Trust. The assets of the Trust shall not revert to the benefit of the Employer, except as otherwise specifically provided in section 17.1(b);

(b) To the extent permitted or required by ERISA and the Code, contributions to the Trust under this Plan are subject to the following conditions:

(i) if a contribution or any part thereof is made to the Trust by the Employer under a mistake of fact, such contribution or part thereof shall be returned to the Employer within one (1) year after the date the contribution is made;

(ii) in the event the Plan is determined not to meet the initial qualification requirements of section 401 of the Code, contributions made in respect of any period for which such requirements are not met shall be returned to the Employer within one (1) year after the Plan is determined not to meet such requirements, but only if the application for the qualification is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted or such later date as the Secretary of the Treasury may prescribe;

(iii) contributions to the Trust are specifically conditioned on their deductibility under the Code and, to the extent a deduction is


                                       25                          PLAN DOCUMENT
disallowed for any such contribution, such amount shall be returned to the Employer within one (1) year after the date of the disallowance of the deduction.

17.2 Nonguarantee of Employment. Nothing contained in this Plan shall be construed as a contract of employment between the Employer and any Employee, or as a right of any Employee to be continued in the employment of the Employer, or as a limitation of the right of the Employer to discharge any of its Employees, with or without cause.

17.3 Rights to Trust Assets. No Employee, Participant, or Beneficiary shall have any right to, or interest in, any assets of the Trust upon termination of employment or otherwise, except as provided under the Plan. All payments of benefits under the Plan shall be made solely out of the assets of the Trust.

17.4 Nonalienation of Benefits. No benefit or interest available hereunder will be subject to assignment or alienation, either voluntarily or involuntarily. The preceding sentence shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order, as defined in section 414(p) of the Code, or any domestic relations order entered before January 1, 1985.

17.5 Aggregation Rules.
(a) Except as provided in ARTICLE 6, all Employees of the Employer or any Affiliated Employer will be treated as employed by a single employer.

(b) If this Plan provides contributions or benefits for one or more Owner-Employees who control both the business for which the Plan is established and one or more other trades or businesses, this Plan and the plan established for other trades or businesses must, when looked at as a single plan, satisfy sections 401(a) and (d) for the Employees of this and all other trades or businesses.

(c) If the Plan provides contributions or benefits for one or more Owner-Employees who control one or more other trades or businesses, the employees of the other trades or businesses must be included in a plan which satisfies sections 401(a) and (d) and which provides contributions and benefits not less favorable than provided for Owner-Employees under this Plan.

(d) If an individual is covered as an Owner-Employee under the plans of two or more trades or businesses which are not controlled and the individual controls a trade or business, then the contributions or benefits of the employees under the plan of the trades or businesses which are controlled must be as favorable as those provided for him under the most favorable plan of the trade or business which is not controlled.

(e) For purposes of paragraphs (b), (c) and (d), an Owner-Employee or two or more Owner-Employees, will be considered to control a trade or business if the Owner-Employee, or two or more Owner-Employees together:

(i) own the entire interest of an unincorporated trade or business; or

(ii) in the case of a partnership, own more than fifty percent (50%) of either the capital interest or the profits interest in the partnership.

For purposes of the preceding sentence, an Owner-Employee, or two or more Owner-Employees shall be treated as owning an interest in a partnership which is owned, directly or indirectly, by a partnership which such Owner-Employee, or such two or more Owner-Employees, are considered to control within the meaning of the preceding sentence.

17.6 Failure of Qualification. If the Employer's plan fails to attain or retain qualification, such plan will no longer participate in this prototype plan and will be considered an individually designed plan.

17.7 Applicable Law. Except to the extent otherwise required by ERISA, as amended, this Plan shall be construed and enforced in accordance with the laws of the state in which the Employer's principal place of business is located, as specified in the Adoption Agreement.


401(k)                                 26

                             [COLONIAL FLAG LOGO]

TRUST                                                                     401(k)
AGREEMENT

The Employer has established a Plan for the benefit of Participants therein pursuant to section 401 of the Internal Revenue Code of 1986. As part of the Plan, the Employer has requested such person or persons (individual, corporate, or other entity), as may be designated in the Adoption Agreement, to serve as Trustee pursuant to the Trust established for the investment of contributions under the Plan upon the terms and conditions set forth in this Trust Agreement.

Unless the context of this Trust Agreement clearly indicates otherwise, the terms defined in ARTICLE 2 of the Plan entered into by the Employer, of which this Trust Agreement forms a part, shall, when used herein, have the same meaning as in the Plan.

                               ARTICLE I: ACCOUNTS

1.1 Establishing Accounts. The Trustee shall open and maintain a Trust account for the Plan and, as part thereof, Participants' Accounts for such individuals as the Plan Administrator shall, from time to time, give written notice to the Trustee as being Participants in the Plan. The Trustee shall also open and maintain such other subaccounts as may be appropriate or desirable to aid in the administration of the Plan. Separate subaccounts shall be maintained for each Participant and shall be credited with the contributions made by the Employer and with forfeitures allocated to each such Participant pursuant to the Plan (and all earnings thereon). If nondeductible voluntary contributions by Participants are permitted by the Plan, the Trustee shall open and maintain as a part of the Trust a separate subaccount for each Participant who makes such nondeductible voluntary contributions, each such subaccount to be credited with the Participant's voluntary contributions (and all earnings attributable to such contributions). If trustee transfers or rollover contributions for another qualified plan are received, the Trustee shall open and maintain a separate rollover subaccount for each Participant, each such subaccount to be credited with the Participant's trustee transfers or rollover contributions (and all earnings attributable to such contributions).

1.2 Charges Against Accounts. Upon receipt of written instructions from the Administrator, the Trustee shall charge the appropriate subaccount of the Participant for any withdrawals or distributions made under the Plan and any forfeiture, which may be required under the Plan, of unvested interests attributable to Employer Contributions. The Plan Administrator will give written instructions to the Trustee specifying the manner in which Employer Contributions and any forfeiture of the nonvested portion of Accounts, as allocated by the Plan Administrator in accordance with the provisions of the Plan, are to be credited to the various Accounts maintained for Participants.

1.3 Prospectus to be Provided. The Plan Administrator shall ensure that a Participant who makes a nondeductible voluntary contribution has previously received or receives a copy of the then current prospectus relating to the Shares. Delivery of such a nondeductible voluntary contribution, pursuant to the provisions of the plan by the Plan Administrator to the Trustee shall entitle the Trustee to assume that the Participant has received such a prospectus.

                      ARTICLE II : RECEIPT OF CONTRIBUTIONS

The Trustee shall accept and hold in the Trust contributions made by the Employer and Participants under the Plan. The Administrator shall give written instructions to the Trustee specifying the Participants' Accounts to which contributions are to be credited, the amount of each such credit which is attributable to Employer Contributions, and the amount, if any, which is attributable to the Participant's nondeductible voluntary contributions. If written instructions are not received by the Trustee, or if such instructions are received but are deemed by the Trustee to be unclear, upon notice to the Employer, the Trustee may elect to hold all or part of any such contribution in cash, without liability for rising security prices or distributions made, pending receipt by it from the Plan Administrator of written instructions or other clarification, or the Trustee may return the contribution to the Employer. If any contributions or earnings are less than any minimum which the then current prospectus for the Shares requires, the Trustee may hold the specified portion or contributions or earnings in cash, without interest, until such time as the proper amount has been contributed or earned so that the investment in the Shares required under the Plan may be made. All payments to the Trust shall be remitted in U.S. currency or other property to the Trustee at the address specified by it. Any payments not in U.S. currency may, in the sole discretion of the Trustee, be refused.

                  ARTICLE III: INVESTMENT POWERS OF THE TRUSTEE

3.1 Investment of Account Assets. The Trustee shall invest the amount of each contribution made hereunder and all earnings on the Trust in full and fractional Shares in accordance with the current prospectus for such Shares, in such amounts and proportions as shall from time to time be designated by the Plan Administrator on forms provided by the Sponsor and shall credit such Shares to the Accounts of each Participant on whose behalf or by whom the contributions are made and any forfeitures are allocated. All dividends and capital gain distributions received on the Shares held by the Trustee in each account, shall, if received in cash, be reinvested in such Shares in accordance with the current prospectus for such Shares and shall in any event credited to such Account. If any distribution on Shares may be received at the election of the shareholder in additional Shares, the Trustee shall so elect. The Trustee shall deliver, or cause to be executed and delivered, to the Plan Administrator, all notices, prospectuses, financial statements, proxies, and proxy soliciting materials relating to Shares held hereunder. The Trustee shall not vote any of the Shares held hereunder, except in accordance with the written instructions of the Plan Administrator. If no such written instructions are received, such Shares shall not be voted. The obligations of the Trustee hereunder may be delegated by it as provided in sections 9.1 and 9.2.

The Trustee shall sell Shares and purchase Shares to accomplish any change in investments desired by the Employer as indicated on any amended Adoption Agreement or other instructions in accordance with the terms of the Plan.

Notwithstanding the above, if periodic payments are being made to a Participant pursuant to ARTICLE IV hereof, any dividends received on Shares held in such Participant's Account, which dividends are invested at an offering price which includes a sales charge, need not be invested in additional Shares but may be held for distributions to the Participant in periodic payments. In such instances, the Trustee may make any election necessary to receive any such dividends in cash.


                                       27                        TRUST AGREEMENT

3.2 Directed Investments. When so instructed by the Plan Administrator, the Trustee shall invest all or any portion of the individual Account of any Participant in accordance with the direction of the Employer or such Participant in lieu of participation in the general assets of the Trust. Such directed investments shall be accounted for separately for each Participant. Except as otherwise provided herein, the Trustee shall not have any discretion, and is specifically prohibited from exercising any control or discretion, with respect to such directed investments. Each Participant who directs the investment of his Account shall be solely and absolutely responsible for the investment or reinvestment of all directed investment assets held on his behalf in Trust, and, except as otherwise provided herein, the Trustee shall not question any such direction, review any securities or other such assets, or make suggestions with respect to the investment, retention or disposition or any such assets; provided that:

(a) If any contributions are transmitted to or otherwise received or held as directed investment assets without investment directions from the Participant, the Trustee may retain such amounts in a noninterest-bearing savings account in a federally insured institution for the benefit or the Participant.

(b) The Trustee may establish such reasonable rules and regulations, applied on a uniform basis to all Participants, with respect to the requirements for, and the form and manner of, effectuating any transaction with respect to directed investment assets including, without limitation, minimum amounts, rules applicable to conversion of directed investments into general assets of the Trust, and appropriate adjustments (based on fair market values) to Accounts to reflect any such conversion, as the Trustee shall determine to be consistent with the purposes of the Plan. Any such rules and regulations shall be binding upon all persons interested in the Trust.

(c) The Trustee may establish a procedure for the periodic review of directed investment assets to determine, in light of the facts and circumstances reasonably known to it, whether any actual or proposed investment of such assets constitutes or would constitute a prohibited transaction as that term is defined in sections 406-408 of ERISA and the corresponding provisions of the Code. If the Trustee determines that any investment constitutes or would constitute a prohibited transaction, the Trustee shall promptly communicate this determination to the Plan Administrator, and shall recommend that the investment be prevented or disposed of, as the case may be, and may recommend any other action authorized or required by law, to prevent or remedy the transaction.

(d) In accordance with and pursuant to uniform and nondiscriminatory rules established under and in accordance with the Plan, the Trustee may deny the Plan Administrator's application to allow a directed investment proposed by a Participant.

(e) Notwithstanding anything herein to the contrary, in no event shall the Trustee engage in any transaction that would be prohibited under ERISA.

3.3 General Investment Powers. Subject to any investment limitations or minimum requirements for investments in Shares imposed by the Sponsor, and subject to investment instructions given by the Employer, the Trustee shall be authorized and empowered to invest and reinvest all or any part of the Trust in any property, real or personal or mixed, including, but not being limited to, capital or common stock (whether voting or nonvoting or whether or not currently paying a dividend), preferred or preference stock (whether voting or nonvoting or whether or not currently paying a dividend), Shares of regulated investment companies, convertible securities, corporate and governmental obligations, leaseholds, ground rents, mortgages, and other interests in realty, trust, and participation certificates, oil, mineral or gas properties, royalty interests or rights, including equipment pertaining thereto, notes and other evidences of indebtedness or ownership, secured or unsecured, contracts, chooses in action, and warrants, and other instruments entitling the owner thereof to subscribe to or purchase any of the aforesaid. Subject to any investment limitations or requirements imposed by the Sponsor relating to the type of permissible investments in the Trust or the minimum percentage of Trust assets to be invested in Shares, and subject to the provisions of ARTICLE VIII hereof, in making and retaining such investments and reinvestments pursuant hereto, the Trustee shall not be bound as to the character of any investments by any statute, rule of court, or custom governing the investment of Trust funds.

3.4 Investment in Combined Funds. If the Trustee is a banking institution, subject to any investment limitations or minimum requirements for investment in Shares imposed by the Sponsor, and subject to investment instructions given by the Employer, it may, subject to the election of the Sponsor or the Employer, cause funds of this Trust to be invested in its commingled funds for qualified employee benefit plan trusts and such commingled funds are hereby adopted and made a part of the Plan of which this Trust is a part, and any funds of this Trust invested in any such commingled funds shall be subject to all the provisions hereof, as the same may be amended from time to time.

3.5 Other Powers of the Trustee. The Trustee is authorized and empowered with respect to the Trust:

(a) Subject to any investment limitations or minimum requirements for investment in Shares imposed by the Sponsor, and subject to investment instructions given by the Employer, to sell, exchange, convey, transfer, or otherwise dispose of, either at public or private sale, any property, real or personal or mixed, at any time held by it, for such consideration and on such terms and conditions as to credit or otherwise as the Trustee may deem best.

(b) Subject to the provisions of section 3.1, to vote in person or by proxy any stocks, bonds, or other securities held by it; to exercise any options appurtenant to any stocks, bonds, or other securities, or to exercise any rights to subscribe for additional stocks, bonds, or other securities, and to make any and all necessary payments therefor, to join in, or to dissent from, and to oppose, the reorganizations, consolidation, liquidation, sale, or merger of corporations, or properties in which it may be interested as Trustee, upon such terms and conditions as it may deem wise.

(c) To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted.

(d) To register any investment held in the Trust in the name of the Trust or in the name of a nominee, and to hold any investment in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust.

(e) To employ suitable agents and counsel (who may also be agents and/or counsel for the Employer or the Sponsor) and to pay their reasonable expenses and compensation.

(f) To borrow or raise monies for the purpose of the Trust from any source and, for any sum so borrowed to issue its promissory note as Trustee and to secure the repayment thereof by pledging all or any put of the Trust fund, but nothing herein contained shall obligate the Trustee to render itself liable individually for the amount of any such borrowing; and no person loaning money to the Trustee shall be bound to see to the application of money loaned or to inquire into the validity or propriety of any such borrowing.

Each and all of the foregoing powers may be exercised without a court order or approval. No one dealing with the Trustee need inquire concerning the validity or propriety of anything that is done or need see to the application of any money paid or property transferred to or upon the order of the Trustee.


401(k)                                 28

3.6 General Powers. The Trustee shall have all of the powers necessary or desirable to do all acts, take all such proceedings, and exercise all such rights and privileges, whether or not expressly authorized herein, which it may deem necessary or proper for the administration and protection of the property of the Trust and to accomplish any action provided for in the Plan.

3.7 Valuation of Trust. The Trustee, as of the Valuation Date, and at such other time or times as it determines, shall determine the net worth of the assets of the Trust. In determining such net worth, the assets of the Trust shall be evaluated at their fair market value and all expenses shall be deducted. The Trustee may adopt such methods of valuation as it deems advisable.

3.8 Bonding. Except to the extent otherwise required by law, the Trustee shall not be required to obtain any bonds in connection with its duties hereunder. The cost of any bond obtained may be charged as an expense of the Trust, but if not so charged, shall be paid by the Employer.

3.9 Duties Not Assigned. The duties of the Trustee with respect to the Plan are limited to those assumed by the Trustee by the terms of this Trust. The Trustee shall not be deemed, by virtue hereof, to be the administrator or sponsor of the Plan, and shall not be responsible for filing reports, returns or disclosures with any government agency except as may otherwise be required by its duties as Trustee under applicable law.

                                   ARTICLE IV:
                   DISTRIBUTIONS FROM A PARTICIPANT'S ACCOUNT

Distributions from the Trust shall be made by the Trustee in accordance with proper written directions of the Plan Administrator in accordance with the provisions of section 15.2 of the Plan, and the Plan Administrator shall have the sole responsibility for determining that the directions given conform to provisions of the Plan and applicable law, including (without limitation) responsibility for calculating the vested interests of the Participant, for calculating the amounts payable to a Participant pursuant to ARTICLE 11 of the Plan, and for determining the proper person to whom benefits are payable under the Plan. Except to the extent otherwise provided in the Plan, the interest of Participants and Beneficiaries in the Trust and in the net earnings and profits thereof may not be assigned or used by a Participant or Beneficiary as collateral for a loan and shall not be subject to garnishment, attachment levy or execution of any kind for the debts or defaults of the Trustee or of any person, natural or legal, having interest in the Trust.

                        ARTICLE V: REPORTS OF THE TRUSTEE
                           AND THE PLAN ADMINISTRATOR

The Trustee shall keep accurate and detailed records of all receipts, investments, disbursements, and other transactions required to be performed hereunder with respect to the Trust. The Trustee shall file with the Plan Administrator a written report or reports reflecting the receipts, disbursements, and other transactions effected by it with respect to the Trust during such Plan Year and the assets and liabilities of the Trust at the close of the Plan Year. Such report or reports shall be open to inspection by any Participant for a period of one hundred eighty (180) days immediately following the date on which it is filed with the Plan Administrator. Except as otherwise prescribed by ERISA, upon the expiration of such one hundred eighty (180) day period, the Trustee shall be forever released and discharged from all liability and accountability to anyone with respect to its acts, transactions, duties, obligations, or responsibilities as shown in or reflected by such report, except with respect to any such acts or transactions as to which the Plan Administrator shall have filed written objections with the Trustee within such one hundred eighty (180) day period, and except for willful misconduct or lack of good faith on the part of the Trustee.

                           ARTICLE VI: TRUSTEE'S FEES
                            AND EXPENSES OF THE TRUST

The Trustee's fees for performing its duties hereunder shall be such reasonable amounts as shall be respectively established by it from time to time. The Trustee shall furnish the Employer with its current schedule of fees and shall give written notice to the Employer whenever its fees are changed or revised. Such fees, any taxes of any kind whatsoever which may be levied or assessed upon or in respect of the Trust, to the extent incurred by the Trustee and any and all expenses incurred by the Trustee in the performance of its duties, including fees for legal services rendered to the Trustee, shall, unless paid by the Employer, be paid from the Trust in the manner provided in the Plan.

Unless paid by the Employer, all fees of the Trustee and taxes and other expenses charged to a Participant's Account may be collected by the Trustee from the amount of any contribution to be credited or distribution to be charged to such Account or may be paid by redeeming or selling assets credited to such Account.

                       ARTICLE VII: DUTIES OF THE EMPLOYER
                           AND THE PLAN ADMINISTRATOR

7.1 Information and Data to be Furnished the Trustee. In addition to making the contributions called for in ARTICLE 11 hereof, the Employer, through the Plan Administrator, agrees to furnish the Trustee with such information and data relative to the Plan as is necessary for the proper administration of the Trust established hereunder.

7.2 Limitation of Duties. Neither the Employer nor any of its officers, directors, or partners, nor the Plan Administrator shall have any duties or obligations with respect to this Trust Agreement, except those expressly set forth herein and in the Plan.

                      ARTICLE VIII: LIABILITY OF THE TRUST

8.1 Trustee's Liability.

(a) The Employer shall indemnify and save the Trustee (including its affiliates, representatives and agents) harmless from and against any liability, cost or other expense, including, but not limited to, the payment of attorneys' fees that the Trustee may incur in connection with this Trust Agreement or the Plan unless such liability, cost or other expense (whether direct or indirect) arises from the Trustee's own willful misconduct or gross negligence. The Employer recognizes that a burden of litigation may be imposed upon the Trustee as a result of some act or transaction for which it has no responsibility or over which it has no control under this Trust Agreement. Therefore, the Employer agrees to indemnify and hold harmless and, if requested, defend the Trustee (including its affiliates, representatives and agents) from any expenses (including counsel fees, liabilities, claims, damages, actions, suits or other charges) incurred by the Trustee in prosecuting or defending against any such litigation.

(b) The Trustee shall not be liable for, and the Employer will indemnify and hold harmless the Trustee (including its affiliates, representatives and agents) from and against all liability or expense (including counsel fees) because of
(i) any investment action taken or omitted by the Trustee in accordance with any direction of the Employer or a Participant, or investment inaction in the absence of directions from the Employer or a Participant or (ii) any investment action taken by the Trustee pursuant to an order to purchase or sell securities placed by the Employer or a Participant directly with a broker, dealer or issuer. It is understood that although, when the Trustee is subject to the direction of the Employer or a Participant the Trustee will perform certain ministerial duties with respect to the portion of the


                                       29                        TRUST AGREEMENT

Fund subject to such direction (the "Directed Fund"), such duties do not involve the exercise of any discretionary authority or other authority to manage and control assets of the Directed Fund and will be performed in the normal course of business by officers and employees of the Trustee or its affiliates, representatives or agents who may be unfamiliar with investment management. It is agreed that the Trustee is not undertaking any duty or obligation, express or implied, to review, and will not be deemed to have any knowledge of or responsibility with respect to, any transaction involving the investment of the Directed Fund as a result of the performance of its ministerial duties. Therefore, in the event that "knowledge" of the Trustee shall be a prerequisite to imposing a duty upon or determining liability of the Trustee under the Plan or this Trust or any law or regulation regulating the conduct of the Trustee with respect to the Directed Fund, as a result of any act or omission of the Employer or any Participant, or as a result of any transaction engaged in by any of them, then the receipt and processing of investment orders and other documents relating to Plan assets by an officer or other employee of the Trustee or its affiliates, representatives or agents engaged in the performance of purely ministerial functions shall not constitute "knowledge" of the Trustee.

(c) Notwithstanding the foregoing provisions of this Trust Agreement, the Trustee shall discharge its duties hereunder with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. Any investments selected by the Trustee without specific direction from the Employer shall be selected to diversify the investments of the Trust fund so as to minimize the risk of large losses, unless in the circumstances it is clearly prudent not to do so. The Trustee shall perform its duties in accordance with this Trust Agreement insofar as this Trust Agreement is consistent with the provisions of ERISA.

To the extent not prohibited by ERISA, the Trustee shall not be responsible in any way for any action or omission of the Employer or the Plan Administrator with respect to the performance of their duties and obligations set forth in the Plan. To the extent not prohibited by ERISA, the Trustee shall not be responsible for any action or omission of any of its agents, or with respect to reliance upon advice of its counsel (whether or not such counsel is also counsel to the Employer or to the Plan Administrator), provided that such agents or counsel were prudently chosen by the Trustee and that the Trustee relied in good faith upon the action of such agent or the advice of such counsel. The Trustee shall be indemnified and held harmless by the Employer against liability or losses occurring by reason of any act or omission of the Trustee under this Trust Agreement, unless such act or omission is due to its own willful nonfeasance, malfeasance, or misfeasance or other breach of duty under ERISA, to the extent that such indemnification does not violate ERISA or any other federal or state laws.

                        ARTICLE IX: DELEGATION OF POWERS

9.1 Delegation by the Trustee. With respect to Shares held by the Plan, the Trustee hereby delegates to the custodian or other agent designated by the Sponsor the functions designated in (a) through (d) hereunder, other than the investment management or control of the Trust assets. With respect to assets other than Shares, the Trustee may delegate in writing pursuant to a procedure permitted and established by the Sponsor, to a person (individual, corporate, or other entity) designated by the Sponsor as an agent or custodian, any of the powers or functions of the Trustee hereunder other than the investment, management or control of the Trust assets, including (without limitation):

(a) custodianship of all or any part of the assets of the Trust;

(b) maintaining and accounting for the Trust and for Participants and other Accounts as a part thereof;

(c) distribution of benefits as directed by the Plan Administrator; and

(d) Preparation of the annual report on the status of the Trust.

The agent or custodian so appointed may act as agent for the Trustee, without investment responsibility, for fees to be mutually agreed upon by the Employer and the agent or custodian and paid in the same manner as Trustee's fees. The Trustee shall not be responsible for any act or omission of the agent or custodian arising from any such delegation, except to the extent provided in section 8.1.

9.2 Delegation with Employer Approval. The Trustee (whether or not a bank or trust company) and the Employer may, by mutual agreement, arrange for the delegation by the Trustee to the Plan Administrator or any agent of the Employer of any powers or functions of the Trustee hereunder other than the investment and custody of the Trust assets. The Trustee shall not be responsible for any act or omission of such person or persons arising from any such delegation, except to the extent provided in ARTICLE VIII.

                              ARTICLE X: AMENDMENT

As provided in section 16.1 of the Plan, and subject to the limitations set forth therein, the prototype Adoption Agreement, Plan and Trust Agreement may be amended at any time, in whole or in part, by the Sponsor. The Trustee hereby delegates authority to the Sponsor, and to any successor Sponsor, to so amend the prototype Adoption Agreement, Plan and Trust Agreement and the Trustee hereby agrees that it shall be deemed to have consented to any amendment so made which does not increase the duties of the Trustee without its consent.

                           ARTICLE XI: RESIGNATION OR
                               REMOVAL OF TRUSTEE

The Trustee may resign at any time upon thirty (30) days notice in writing to the Employer, and may be removed by the Sponsor or Employer at any time upon thirty (30) days notice in writing to the Trustee. Upon such resignation or removal, the Sponsor or Employer shall appoint a successor Trustee or Trustees. Upon receipt by the Trustee of written acceptance of such appointment by the successor Trustee, the Trustee shall transfer and pay over to such successor the assets of the Trust and all records pertaining thereto, provided that any successor Trustee shall agree not to dispose of any such records without the Trustee's consent. The successor Trustee shall be entitled to rely on all accounts, records, and other documents received by it from the Trustee, and shall not incur any liability whatsoever for such reliance. The Trustee is authorized, however, to reserve such sum of money or property as it may deem advisable for payment of all its fees, compensation, costs, and expenses, or for payment of any other liabilities constituting a charge on or against the assets of the Trust or on or against the Trustee, with any balance of such reserve remaining after the payment of all such items to be paid over to the successor Trustee. Upon the assignment, transfer, and payment over of the assets of the Trust, and obtaining a receipt thereof from the successor Trustee, the Trustee shall be released and discharged from any and all claims, demands, duties, and obligations arising out of the Trust and its management thereof, excepting only claims based upon the Trustee's willful misconduct or lack of good faith. The successor Trustee shall hold the assets paid over to it under terms similar to those of this Trust Agreement under a trust that will qualify under section 401 of the Code. If within thirty (30) days after the Trustee's resignation or removal, the Employer or Sponsor has not appointed a successor Trustee which has accepted such appointment, the Trustee shall, unless it elects to terminate the Trust pursuant to ARTICLE XII, appoint such successor itself.


401(k)                                 30

                      ARTICLE XII: TERMINATION OF THE TRUST

12.1 Term of the Trust. This Trust shall continue as to the Employer so long as the Plan is in full force and effect. If the Plan ceases to be in full force and effect, this Trust shall thereupon terminate unless expressly extended by the Employer.

12.2 Termination by the Trustee. The Trustee may elect to terminate the Trust if within thirty (30) days after its resignation or removal pursuant to ARTICLE XI the Employer or Sponsor has not appointed a successor Trustee which has accepted such appointment. Termination of the Trust shall be effected by distributing all assets thereof to the Participants or other persons entitled thereto pursuant to the directions of the Plan Administrator (or, in the absence of such direction, as determined by the Trustee) as provided in section 16.3 of the Plan, subject to the Trustee's right to reserve funds as provided in ARTICLE XI hereof. Upon the completion of such distribution, the Trustee shall be relieved from all further liability with respect to all amounts so paid, other than any liability arising out of the Trustee's willful misconduct.


                           ARTICLE XIII: MISCELLANEOUS

13.1 No Diversion of Assets. At no time shall it be possible for any part of the assets of the Trust to be used for or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries or revert to the Employer, except as specifically provided in the Plan or this Trust Agreement.

13.2 Notices. Any notice from the Trustee to the Employer or from the Employer to the Trustee provided for in the Plan and Trust shall be effective if sent by first class mail to their respective last address of record.

13.3 Multiple Trustees. In the event that there shall be two (2) or more Trustees serving hereunder, any action taken or decision made by any such Trustee may be taken or made by a majority of them with the same effect as if all had joined therein, if there be more than two (2), or unanimously if there be two (2).

13.4 Conflict with Plan. In the event of any conflict between the provisions of the Plan and those of this Trust Agreement, the Plan shall prevail.

13.5 Applicable Law. Except to the extent otherwise required by ERISA, as amended, this Trust Agreement shall be construed in accordance with the laws of the state where the Trustee has its principal place of business.

13.6 Returned Contributions.

(a) A contribution made by the Employer by a mistake of fact shall, if the Administrator so directs, be returned to the Employer within one (1) year after its payment. The Administrator shall, in its sole discretion, determine whether the contribution was made by mistake of fact based upon such evidence as its deems appropriate.

(b) A contribution made by the Employer that is conditioned on deductibility under section 404 of the Code shall, to the extent such deduction is disallowed, be returned to the Employer within one (1) year after the disallowance, if the Administrator so directs.

13.7 General Undertaking. All parties to this Trust and all persons claiming any interest whatsoever hereunder agree to perform any and all acts and execute any and all documents and papers which may be necessary or desirable for the carrying out of the Trust or any of its provisions.

13.8 Invalidity of Certain Provisions. If any provision of this Trust shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof and the Trust shall be construed and enforced as if such provisions had not been included.

13.9 Counterpart Originals. This Trust may be executed in one or more counterpart originals.

13.10 Form of Action. The Sponsor or the Employer may take any action contemplated by the Plan, including without limitation action to amend or terminate the Plan, by action of its Board of Directors or, for an unincorporated Employer, by action of its partners or other governing body.

IN WITNESS WHEREOF, the Employer and the Trustee(s) have signed this Trust effective as of the date specified in the Adoption Agreement.

Attest:                                          _____________________________
                                                      [NAME OF EMPLOYER]

                                                 By:X
________________________                            _________________________
              Secretary                               President




                                                  TRUSTEE(S)
                                                  ____________________________

                                                  ____________________________

                                                  ____________________________

                                                  ____________________________
       )
       )ss
       )

I,________________________________________, a Notary Public in and for the
jurisdiction above named, do hereby certify that _______________________________

_______________________________________________

_______________________________________________

_______________________________________________
did personally appear before me and do acknowledge that they executed the foregoing trust as their free act and deed.

Subscribed and sworn to before me this _____day of , 19__.

                                               _______________________________
                                               Notary Public
My Commission
Expires:_______________


                                       31                       TRUST AGREEMENT

                                IRS OPINION LETTER



                                       401(k)
                             SERIAL NUMBER: D251239b


      INTERNAL REVENUE SERVICE                                           Department of the Treasury
Plan Description; Prototype Standardized Profit Sharing Plan with COCA
FFN: 50204750002-001   Case: 9401881   EIN: 04-2271697                   Washington, DC 20224
BPD: 02        Plan: 001       Letter Serial No: D251239b

COLONIAL INVESTMENT SERVICES                                             Person to Contact: Ms. Arrington

ONE FINANCIAL CENTER                                                     Telephone Number: (202) 622-8173
                                                                         Refer Reply to: CP:E:EP:T2
BOSTON, MA 02111                                                         Date: 03/30/95


Dear Applicant:

In our opinion, the amendment to the form of the plan identified above does not in and of itself adversely affect the plan's acceptability under section 401 of the Internal Revenue Code. This opinion relates only to the amendment to the form of the plan. It is not an opinion as to the acceptability of any other amendment or of the form of the plan as a whole, or as to the effect of other Federal or local statutes.

You must furnish a copy of this letter to each employer who adopts this plan. You are also required to send a copy of the approved form of the plan, any approved amendments and related documents to each Key District Director of Internal Revenue Service in whose jurisdiction there are adopting employers.

Our opinion on the acceptability of the form of the plan is not a ruling or determination as to whether an employer's plan qualifies under Code section 401(a). An employer who adopts this plan will be considered to have a plan qualified under Code section 401(a) provided all the terms of the plan are followed, and the eligibility requirements and contribution or benefit provisions are not more favorable for highly compensated employees than for other employees. Except as stated below, the Key District Director will not issue a determination letter with regard to this plan.

Our opinion does not apply to the form of the plan for purposes of Code section 401(a)(16) if: (1) an employer ever maintained another qualified plan for one or more employees who are covered by this plan, other than a specified paired plan within the meaning of section 7 of Rev. Proc. 89-9, 1989-1 C.8, 780; or
(2) after December 31, 1985, the employer maintains a welfare benefit fund defined in Code section 419(e), which provides postretirement medical benefits allocated to separate accounts for key employees as defined in Code section 419A(d)(3).

An employer that has adopted a standardized plan may not rely on this opinion letter with respect to: (1) whether any amendment or series of amendments to the plan satisfies the nondiscrimination requirements of section 1.401(a)(4)-5(a) of the regulations, except with respect to plan amendments granting past service that meet the safe harbor described in section 1.401(a)(4)-5(a)(5) and are not part of a pattern of amendments that significantly discriminates in favor of highly compensated employees; or (2) whether the plan satisfies the effective availability requirement of section 1.401(a)(4)-4(c) of the regulations with respect to any benefit, right or feature.

An employer that has adopted a standardized plan as an amendment to a plan other than a standardized plan may not rely on this opinion letter with respect to whether a benefit, right or other feature that is prospectively eliminated satisfies the current availability requirements of section 1.401(a)-4 of the regulations.

The employer may request a determination (1) as to whether the plan, considered with all related qualified plans and, if appropriate, welfare benefit funds, satisfies the requirements of Code section 401(a)(16) as to limitations on benefits and contributions in Code section 415; (2) regarding the nondiscriminatory effect of grants of past service; and (3) with respect to whether a prospectively eliminated benefit, right or feature satisfies the current availability requirements.

Our opinion does not apply to the form of the plan for purposes of section 401(a) of the Code unless the terms of the plan, as adopted or amended, that pertain to the requirements of sections 401(a)(4), 401(a)(5), 401(a)(17), 401(l), 410(b) and 414(s) of the Code, as amended by the Tax Reform Act of 1986 or subsequent legislation, (a) are made effective retroactively to the first day of the first plan year beginning after December 31, 1988 (or such other date on which these requirements first became effective with respect to this plan); or
(b) are made effective no later than the first day on which the employer is no longer entitled, under regulations, to rely on a reasonable, good faith interpretation of these requirements, and the prior provisions of the plan constitute such an interpretation.

This letter with respect to the amendment to the form of the plan does not affect the applicability to the plan of the continued, interim and extended reliance provisions of sections 13 and 17.03 of Rev. Proc. 89-9, 1989-1 C.8,
780. The applicability of such provisions may be determined by reference to the initial opinion letter issued with respect to the plan.

This letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by Uruguay Round Agreements Act, Pub.
L. 103-465.

If you, the sponsoring organization, have any questions concerning the IRS processing of this case, please call the above telephone number. This number is only for use of the sponsoring organization. Individual participants and/or adopting employers with questions concerning the plan should contact the sponsoring organization. The plan's adoption agreement must include the sponsoring organization's address and telephone number for inquiries by adopting employers.

If you write to the IRS regarding this plan, please provide your telephone number and the most convenient time for us to call in case we need more information. Whether you call or write, please refer to the Letter Serial Number and File Folder Number shown in the heading of this letter.

You should keep this letter as a permanent record. Please notify us if you modify or discontinue sponsorship of this plan.

                                      Sincerely yours,

                                      /s/ illegible
                                      Chief Employee Plans Technical Branch 2



401(k)                                 32

                                      NOTES

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